CSMC 2007-1

$706,171,000

(Approximate)

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-1

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Credit Suisse

Underwriter

$706,171,000 (Approximate)

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-1

Pricing Information

Offered Certificates

Class	Approximate Certificate Balance ($)(1)	Bond Type	Coupon(2)	WAL(3) (Years)	Principal Payment Window(3)	Expected Initial Target C/E(4)	Proposed Ratings (S&P/Moody’s)	Day Count Convention
1-A-1-A	146,700,000	Senior / Fixed Rate	[TBD] %	1.00	1 - 24	5.95	AAA / Aaa	30/360
1-A-1-B(5)	146,699,000	Senior / Adj. Rate	1 ML + [TBD] %	1.00	1 - 24	5.95	AAA / Aaa	Act/360
1-A-2-A	40,710,500	Senior / Fixed Rate	[TBD] %	2.35	24 - 33	5.95	AAA / Aaa	30/360
1-A-2-B(6)	40,710,500	Senior / Adj. Rate	1 ML + [TBD] %	2.35	24 - 33	5.95	AAA / Aaa	Act/360
1-A-3	101,402,000	Senior / Fixed Rate	[TBD] %	3.50	33 - 54	5.95	AAA / Aaa	30/360
1-A-4	33,689,000	Senior / Fixed Rate	[TBD] %	5.00	54 - 68	5.95	AAA / Aaa	30/360
1-A-5	54,183,000	Senior / Fixed Rate	[TBD] %	7.37	68 - 96	5.95	AAA / Aaa	30/360
1-A-6-A (7)	101,377,000	Super Senior / Fixed Rate / NAS	[TBD] %	6.36	37 - 96	11.90	AAA / Aaa	30/360
1-A-6-B (7)	6,070,000	Senior Support / Fixed Rate / NAS	[TBD] %	6.36	37 - 96	5.95	AAA / Aaa	30/360
1-M-1	16,066,000	Subordinate / Fixed Rate	[TBD] %	5.30	37 - 96	3.70	AA / Aa2	30/360
1-M-2	8,925,000	Subordinate / Fixed Rate	[TBD] %	5.30	37 - 96	2.45	A+ / A2	30/360
1-M-3	3,213,000	Subordinate / Fixed Rate	[TBD] %	5.22	37 - 95	2.00	A / A3	30/360
1-M-4	3,570,000	Subordinate / Fixed Rate	[TBD] %	5.01	37 - 87	1.50	BBB+ / Baa2	30/360
1-M-5 (8)	2,856,000	Subordinate / Adj. Rate	1 ML + [TBD] %	4.67	37 - 75	1.10	BBB / Baa3	Act/360
Total	706,171,000

Non-Offered Certificates
Class	Approximate Certificate Balance ($)	Bond Type	Coupon	WAL (Years)	Principal Payment Window	Expected Initial Target C/E	Proposed Ratings (S&P/Moody’s)	Day Count Convention
1-B-1(9)	3,927,000	Subordinate / Adj. Rate	1 ML + [TBD] %	3.85	37 - 63	0.55	BB+ / Ba2	Act/360
1-P	200	Senior / Prepayment Premium	N/A	N/A	N/A	N/A	AAA/ NR	NA
1-X	-	Excess / Residual	N/A	N/A	N/A	N/A	NR/NR	NA
RR	100	Senior / Residual	N/A	N/A	N/A	N/A	AAA/NR	NA
Total	3,927,300

(1)

Bond sizes are based on the January 1, 2007 mortgage loan balance (the “Cut-off Date Balance”).

(2)

The coupons are capped by the Net Funds Cap as described herein.  If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the interest rate for each certificate will be increased by 0.50% (except for the Class 1-A-1-A, Class 1-A-1-B, Class 1-A-2-A, Class 1-A-2-B and Class 1-A-3 Certificates).

(3)

The Certificates will be priced to call assuming 100% of the Prospectus Prepayment Curve and assuming one-month LIBOR is 5.32%.  100% of the Prospectus Prepayment Curve (“PPC”) assumes 10.00% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans ramped to 25.00% CPR over 12 months.  In the 12th month of the life of the mortgage loans and thereafter, 100% PPC assumes 25.00% CPR.

(4)

The expected initial target credit enhancement percentage includes the target overcollateralization of 0.55%.

(5)

An Interest Rate Cap will be purchased for the benefit of the Class 1-A-1-B Certificates  (the “Class 1-A-1-B  Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-A-1-B Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-A-1-B Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-A-1-B Certificates based upon the lesser of (a) one-month LIBOR plus [  ]% and (b) a rate cap equal to the Net Funds Cap.

(6)

An Interest Rate Cap will be purchased for the benefit of the Class 1-A-2-B Certificates  (the “Class 1-A-2-B  Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-A-2-B Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-A-2-B Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-A-2-B Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

.

(7)

The Class 1-A-6-A and Class 1-A-6-B Certificates are non-accelerated Senior Certificates.

(8)

An Interest Rate Cap will be purchased for the benefit of the Class 1-M-5 Certificates  (the “Class 1-M-5 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-M-5 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-M-5 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-M-5 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(9)

An Interest Rate Cap will be purchased for the benefit of the Class 1-B-1 Certificates  (the “Class 1-B-1 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-B-1 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-B-1 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-B-1 Certificates based upon the least of (a) one-month LIBOR plus [  ]% , (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

. .

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Adjustable Rate Certificate:	The Adjustable Rate Certificates consist of the Class 1-A-1-B, Class 1-A-2-B, Class 1-M-5 and Class 1-B-1 Certificates.
Fixed Rate Certificates:

The Fixed Rate Certificates consist of the Class 1-A-1-A, Class 1-A-2-A, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6-A, Class 1-A-6-B, Class 1-M-1, Class 1-M-2, Class 1-M-3 and Class 1-M-4 Certificates.

Senior Certificates: Subordinate Certificates:

The Senior Certificates consist of the Class 1-A-1-A, Class 1-A-1-B, Class 1-A-2-A, Class 1-A-2-B, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6-A, Class 1-A-6-B and Class RR Certificates, also referred to herein as the Class 1-A Certificates.

The Subordinate Certificates consist of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4,       Class 1-M-5 and Class 1-B-1 Certificates.

Offered Certificates:

The Offered Certificates consist of the Class 1-A-1-A, Class 1-A-1-B, Class 1-A-2-A, Class 1-A-2-B, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6-A, Class 1-A-6-B, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Certificates.

Non-Offered Certificates:	The Non-Offered Certificates consist of the Class 1-B-1, Class 1-P, Class 1-X and Class RR Certificates.
SMMEA Treatment:	When issued, the Offered Certificates, other than the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, are anticipated to constitute “mortgage related securities” for purposes of SMMEA.
ERISA Status:	It is expected that the Offered Certificates may be purchased by employee benefit plans that are subject to ERISA.
Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and the Euroclear System.
Statistical Calculation Date:	January 1, 2007.
Cut-off Date:	January 1, 2007.
Closing Date:	On or about January 30, 2007.
Investor Settlement:	On or about January 31, 2007.
Distribution Date:	25th day of each month (or, if not a business day, the next succeeding business day), commencing in February 2007.
Interest Accrual Period:

The Interest Accrual Period for each Distribution Date with respect to the Adjustable Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day count basis).  The Interest Accrual Period for each Distribution Date with regard to the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day count basis).

Delay Days:	24 days with respect to the Offered Certificates other than the Adjustable Rate Certificates, and 0 days with respect to the Adjustable Rate Certificates.
Optional Termination:

The Optional Termination may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Prospectus Prepayment Speed:

100% PPC, describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.3636% CPR per month to 25.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 25.00% CPR thereafter.

Coupon/Margin Step-up:

If the Optional Termination is not exercised, the Pass-Through Rate on the Certificates will be increased by 50 basis points (except for the Class 1-A-1-A, Class 1-A-1-B, Class 1-A-2-A, Class 1-A-2-B and Class 1-A-3 Certificates).

Expense Fee Rate:	The per annum rate at which the servicing fee and any lender paid mortgage guaranty insurance premiums accrue.
Pass-Through Rate:

The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the least of (i) one-month LIBOR plus the certificate margin, (ii) 11.00% (except for the Class 1-A-1-B Certificates) and (iii) the Net Funds Cap.  The Pass-Through Rate for the Fixed Rate Certificates will be equal to the lesser of (a) the fixed rate for such class and (b) the Net Funds Cap.

Optimal Interest Remittance Amount:

For any Distribution Date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of such mortgage loans or were not taken into account in computing the Expense Fee Rate.

Net Funds Cap:

For any Distribution Date will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date, multiplied by, with respect to the Adjustable Rate Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:

For any class of Offered Certificates, and any Distribution Date, the sum of:  (1) the excess, if any, of (a) the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap over (b) the related Current Interest for the applicable Distribution Date, (2) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates, and (3) interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable Pass-Through Rate of such class of certificates without regard to the application of the Net Funds Cap.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in the Prospectus Supplement).

Current Interest:

For any class of Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related class principal balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any interest shortfalls to the extent not covered by excess interest.

Carryforward Interest:

For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Interest Remittance Amount:

For any Distribution Date, the sum of (1) all interest collected (other than payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of related payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on such mortgage loans during the related Prepayment Period, less (x) expense fees with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers, master servicer, the trust administrator or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers or master servicer with respect to the related mortgage loans and Distribution Date, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that Distribution Date allocable to interest, and (4) all net liquidation proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and recoveries, if any, collected with respect to such mortgage loans during the related Collection Period, to the extent allocable to interest.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each such mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, and (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and recoveries, if any, collected during the related Collection Period, to the extent allocable to principal.

Group 1-A Calculation Percentage:

As to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the class principal balance of the Class 1-A-6-A and Class 1-A-6-B Certificates and the denominator of which is the aggregate class principal balance of the Senior Certificates, in each case prior to giving effect to distributions of principal on that Distribution Date.

Group 1-A Lockout Percentage:	As to any Distribution Date, the applicable percentage set forth below for that Distribution Date:

Range of Distribution Dates	Lockout Percentage
February 2007 – January 2010	0.00%
February 2010 – January 2012	45.00%
February 2012 – January 2013	80.00%
February 2013 – January 2014	100.00%
February 2014 and thereafter	300.00%

Credit Enhancement:	1. Excess cashflow.
2. Overcollateralization.
3. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
1-A	5.95%	5.95%	11.90%
1-M-1 1-M-2	3.70% 2.45%	3.70% 2.45%	7.40% 4.90%
1-M-3	2.00%	2.00%	4.00%
1-M-4 1-M-5	1.50% 1.10%	1.50% 1.10%	3.00% 2.20%
1-B-1	0.55%	0.55%	1.10%

*    Prior to Stepdown Date, based on Aggregate Loan Balance as of the Cut-off Date.

** After Stepdown Date, based on the Aggregate Loan Balance for the related Distribution Date.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is 0.55% of the Aggregate Loan Balance as of the Cut-off Date.
2. On and after the Stepdown Date, the required overcollateralization amount is 1.10% of the Aggregate Loan Balance for the related Distribution Date (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate class principal balance of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate class principal balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Stepdown Date:

The earlier to occur of (x) the first Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates are reduced to zero and (y) the later to occur of (i) the Distribution Date in February 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans in the related loan group during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 11.90%.

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class	Percentage
Class 1-A Certificates	[ ]%
Class 1-M-1 Certificates	[ ]%
Class 1-M-2 Certificates	[ ]%
Class 1-M-3 Certificates	[ ]%
Class 1-M-4 Certificates	[ ]%
Class 1-M-5 Certificates	[ ]%
Class 1-B-1 Certificates	[ ]%

or (ii) the cumulative realized losses as a percentage of the Aggregate Loan Balance as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
February 2009 – January 2010	[ ]%*
February 2010 – January 2011	[ ]%*
February 2011 – January 2012	[ ]%*
February 2012 – January 2013	[ ]%*
February 2013 and thereafter	[ ]%*

*  The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Source for Calculation of One-Month Libor:	Telerate Page 3750.
Deferred Amount:

For any class of Subordinate Certificates and Distribution Date, will equal the amount by which (x) the aggregate of the applied loss amounts previously applied in reduction of the class principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the class principal balance thereof due to recoveries.

Distributions to I. Certificateholders:

On each Distribution Date, the Interest Remittance Amount will be paid according the following order of priority:

1.    Concurrently, to the Class 1-A Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such Distribution Date;

2.     To the Class 1-M-1 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

3.    To the Class 1-M-2 Certificates, Current Interest and any Carryforward Interest for such class and such

       Distribution Date;

4.     To the Class 1-M-3 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

5.     To the Class 1-M-4 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

6.     To the Class 1-M-5 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

7.     To the Class 1-B-1 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

8.   For application as part of monthly excess cash flow (such amount “Monthly Excess Interest”).

II.	Before the Stepdown Date or while a Trigger Event is in effect, the Principal Remittance Amount shall be allocated according to the following priority:

1.

To the Class RR Certificates, until their class principal balance is reduced to zero;

2.

On the first Distribution Date after the expiration of the latest expiring prepayment penalty term, to the Class 1-P Certificates, until the class principal balance is reduced to zero;

3.

To the Class 1-A-6-A and Class 1-A-6-B Certificates, prorata based on class principal balance, the Group 1-A Lockout Percentage of the Group 1-A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;

4.

To the Class 1-A-1-A and the Class 1-A-1-B Certificates, pro rata based on the class principal balance, until their respective class principal balances are reduced to zero;

5.

To the Class 1-A-2-A and the Class 1-A-2-B Certificates, pro rata based on the class principal balance, until their respective class principal balances are reduced to zero;

6.

Sequentially, to the Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

7.

To the Class 1-A-6-A and the Class 1-A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;

8.

Sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, in that order, until their respective class principal balances are reduced to zero; and

9.

For application as part of monthly excess cash flow.

III.

On and after the Stepdown Date (assuming no Trigger Event is in effect), the Principal Remittance Amount shall be allocated according to the following priority (in each case, up to the related principal payment amount calculated in accordance with the target credit enhancement percentages):

1.

On the first Distribution Date after the expiration of the latest expiring prepayment penalty term, to the Class 1-P Certificates, until the class principal balance is reduced to zero;

2.

To the Class 1-A-6-A and Class 1-A-6-B Certificates, prorata based on class principal balance, the Group 1-A Lockout Percentage of the Group 1-A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;

3.

To the Class 1-A-1-A and the Class 1-A-1-B Certificates, pro rata based on their respective class principal balances, until their respective class principal balances are reduced to zero;

4.

To the Class 1-A-2-A and the Class 1-A-2-B Certificates, pro rata based on the class principal balance, until their respective class principal balances are reduced to zero;

5.

Sequentially, to the Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

6.

To the Class 1-A-6-A and the Class 1-A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;

7.

Sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, in that order, until their respective class principal balances are reduced to zero; and

8.

For application as part of monthly excess cash flow.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1.(A) Until the aggregate class principal balance of the certificates equals the Aggregate Loan Balance for  such Distribution Date minus the targeted overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a)  To the Class 1-A-6-A and Class 1-A-6-B Certificates, prorata based on class principal balance, the Group 1-A Lockout Percentage of the Group 1-A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;

(b) To the Class 1-A-1-A and the Class 1-A-1-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

(c) To the Class 1-A-2-A and the Class 1-A-2-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

(d) Sequentially, to the Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

(e) To the Class 1-A-6-A and the Class 1-A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;

(f) To the Class 1-M-1 Certificates, until the class principal balance has been reduced to zero;

(g) To the Class 1-M-2 Certificates, until the class principal balance has been reduced to zero;

(h) To the Class 1-M-3 Certificates, until the class principal balance has been reduced to zero;

(i) To the Class 1-M-4 Certificates, until the class principal balance has been reduced to zero;

(j) To the Class 1-M-5 Certificates, until the class principal balance has been reduced to zero; and

(k) To the Class 1-B-1 Certificates, until the class principal balance has been reduced to zero;

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                          is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in subclause III above, after giving effect to the distribution of the principal payment amount for such date, in accordance with the priorities set forth therein;

2.    To the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, respectively, in that order, any Deferred Amount for such classes;

3.    To Senior Certificates, other then the Class RR Certificates, pro rata based on entitlement, then to

       Subordinate Certificates sequentially, any Basis Risk Shortfall for such class;

4.    To the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

5.    To the Class 1-X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

6.   To the Class RR Certificates, any remaining amounts.  It is not anticipated that any amounts will be

       Distributed pursuant to this clause.

On any distribution date, distributions made pursuant to paragraph IV will be made after giving effect to withdrawals from the Interest Rate Cap Accounts to pay such Basis Risk Shortfalls, as applicable.  Amounts paid under the Interest Rate Cap Agreements not used on the related Distribution Date to cover Basis Risk Shortfalls to the related Adjustable Rate Certificates, will be released to the Class 1-X Certificateholders.

Notwithstanding the payment priorities described in Sections II, III and IV above, in the event that the class principal balance of the Subordinate Certificates and the overcollateralization amount have been reduced to zero, principal distributions to the Class 1-A Certificates will be distributed pro rata based on their respective class principal balances; provided however, that the prorata allocation due the Class 1-A-6-B Certificates shall be distributed to the Class 1-A-6-A Certificates, until its class principal balance has been reduced to zero, and then to the Class 1-A-6-B Certificates, until its class principal balance has been reduced to zero.

WEIGHTED AVERAGE LIFE TABLES

To MATURITY

	25 PPC	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Class 1-A-1-A
WAL (yrs)	3.85	1.92	1.31	1.00	0.81	0.69	0.59
Principal Window (mths)	1 - 117	1 - 49	1 - 32	1 - 24	1 - 19	1 - 16	1 - 14
Class 1-A-1-B
WAL (yrs)	3.85	1.92	1.31	1.00	0.81	0.69	0.59
Principal Window (mths)	1 - 117	1 - 49	1 - 32	1 - 24	1 - 19	1 - 16	1 - 14
Class 1-A-2-A
WAL (yrs)	12.19	5.02	3.19	2.35	1.86	1.53	1.30
Principal Window (mths)	117 - 176	49 - 74	32 - 46	24 - 33	19 - 26	16 - 21	14 - 18
Class 1-A-2-B
WAL (yrs)	12.19	5.02	3.19	2.35	1.86	1.53	1.30
Principal Window (mths)	117 - 176	49 - 74	32 - 46	24 - 33	19 - 26	16 - 21	14 - 18
Class 1-A-3
WAL (yrs)	17.91	9.69	5.08	3.50	2.60	2.12	1.78
Principal Window (mths)	176 - 259	74 - 160	46 - 83	33 - 54	26 - 40	21 - 30	18 - 25
Class 1-A-4
WAL (yrs)	22.95	14.76	9.47	5.00	3.63	2.67	2.23
Principal Window (mths)	259 - 293	160 - 196	83 - 134	54 - 68	40 - 48	30 - 34	25 - 29
Class 1-A-5
WAL (yrs)	27.14	20.65	14.89	10.12	5.78	3.51	2.62
Principal Window (mths)	293 - 357	196 - 334	134 - 270	68 - 210	48 - 166	34 - 53	29 - 35
Class 1-A-6-A
WAL (yrs)	9.69	7.93	7.08	6.66	6.45	5.79	4.81
Principal Window (mths)	37 - 357	37 - 332	37 - 268	37 - 208	39 - 164	40 - 135	35 - 112
Class 1-A-6-B
WAL (yrs)	9.69	7.93	7.08	6.66	6.45	5.79	4.81
Principal Window (mths)	37 - 357	37 - 332	37 - 268	37 - 208	39 - 164	40 - 135	35 - 112
Class 1-M-1
WAL (yrs)	17.72	11.00	7.52	5.62	4.58	4.01	3.72
Principal Window (mths)	117 - 327	62 - 243	41 - 174	37 - 130	38 - 102	38 - 82	39 - 68
Class 1-M-2
WAL (yrs)	17.47	10.68	7.27	5.42	4.41	3.84	3.53
Principal Window (mths)	117 - 307	62 - 214	41 - 150	37 - 112	37 - 87	38 - 70	38 - 58
Class 1-M-3
WAL (yrs)	17.14	10.33	7.01	5.22	4.23	3.71	3.39
Principal Window (mths)	117 - 283	62 - 186	41 - 129	37 - 95	37 - 74	37 - 60	38 - 50
Class 1-M-4
WAL (yrs)	16.74	9.95	6.73	5.01	4.07	3.54	3.28
Principal Window (mths)	117 - 268	62 - 171	41 - 118	37 - 87	37 - 68	37 - 55	38 - 46
Class 1-M-5
WAL (yrs)	15.98	9.33	6.27	4.67	3.81	3.33	3.09
Principal Window (mths)	117 - 244	62 - 150	41 - 102	37 - 75	37 - 59	37 - 48	37 - 40
Class 1-B-1
WAL (yrs)	13.72	7.72	5.15	3.85	3.28	3.08	3.07
Principal Window (mths)	117 - 214	62 - 127	41 - 85	37 - 63	37 - 49	37 - 40	37 - 37

WEIGHTED AVERAGE LIFE TABLES

TO CALL

	25 PPC	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC
Class 1-A-1-A
WAL (yrs)	3.85	1.92	1.31	1.00	0.81	0.69	0.59
Principal Window (mths)	1 - 117	1 - 49	1 - 32	1 - 24	1 - 19	1 - 16	1 - 14
Class 1-A-1-B
WAL (yrs)	3.85	1.92	1.31	1.00	0.81	0.69	0.59
Principal Window (mths)	1 - 117	1 - 49	1 - 32	1 - 24	1 - 19	1 - 16	1 - 14
Class 1-A-2-A
WAL (yrs)	12.19	5.02	3.19	2.35	1.86	1.53	1.30
Principal Window (mths)	117 - 176	49 - 74	32 - 46	24 - 33	19 - 26	16 - 21	14 - 18
Class 1-A-2-B
WAL (yrs)	12.19	5.02	3.19	2.35	1.86	1.53	1.30
Principal Window (mths)	117 - 176	49 - 74	32 - 46	24 - 33	19 - 26	16 - 21	14 - 18
Class 1-A-3
WAL (yrs)	17.91	9.69	5.08	3.50	2.60	2.12	1.78
Principal Window (mths)	176 - 259	74 - 160	46 - 83	33 - 54	26 - 40	21 - 30	18 - 25
Class 1-A-4
WAL (yrs)	22.85	14.67	9.45	5.00	3.63	2.67	2.23
Principal Window (mths)	259 - 284	160 - 187	83 - 130	54 - 68	40 - 48	30 - 34	25 - 29
Class 1-A-5
WAL (yrs)	23.65	15.57 1 187 - 187	10.82	7.37	5.01	3.51 1 34 - 53	2.62
Principal Window (mths)	284 - 284		130 - 130	68 - 96	48 - 75		29 - 35
Class 1-A-6-A
WAL (yrs)	9.69	7.91	7.01	6.36	5.51	4.74	3.91
Principal Window (mths)	37 - 284	37 - 187	37 - 130	37 - 96	39 - 75	40 - 61	35 - 50
Class 1-A-6-B
WAL (yrs)	9.69	7.91	7.01	6.36	5.51	4.74	3.91
Principal Window (mths)	37 - 284	37 - 187	37 - 130	37 - 96	39 - 75	40 - 61	35 - 50
Class 1-M-1
WAL (yrs)	17.29	10.47	7.12	5.30	4.33	3.82	3.55
Principal Window (mths)	117 - 284	62 - 187	41 - 130	37 - 96	38 - 75	38 - 61	39 - 50
Class 1-M-2
WAL (yrs)	17.29	10.47	7.12	5.30	4.31	3.77	3.47
Principal Window (mths)	117 - 284	62 - 187	41 - 130	37 - 96	37 - 75	38 - 61	38 - 50
Class 1-M-3
WAL (yrs)	17.14	10.33	7.01	5.22	4.23	3.71	3.39
Principal Window (mths)	117 - 283	62 - 186	41 - 129	37 - 95	37 - 74	37 - 60	38 - 50
Class 1-M-4
WAL (yrs)	16.74	9.95	6.73	5.01	4.07	3.54	3.28
Principal Window (mths)	117 - 268	62 - 171	41 - 118	37 - 87	37 - 68	37 - 55	38 - 46
Class 1-M-5
WAL (yrs)	15.98	9.33	6.27	4.67	3.81	3.33	3.09
Principal Window (mths)	117 - 244	62 - 150	41 - 102	37 - 75	37 - 59	37 - 48	37 - 40
Class 1-B-1
WAL (yrs)	13.72	7.72	5.15	3.85	3.28	3.08	3.07
Principal Window (mths)	117 - 214	62 - 127	41 - 85	37 - 63	37 - 49	37 - 40	37 - 37

Forward Libor/EXCESS SPREAD - 100% PPC to Call

Period	Distribution Date		Excess Spread
		Forward LIBOR	Static LIBOR	Forward LIBOR
1	2/25/2007	5.320%	1.396%	1.396%
2	3/25/2007	5.344%	1.293%	1.287%
3	4/25/2007	5.344%	1.146%	1.139%
4	5/25/2007	5.329%	1.190%	1.187%
5	6/25/2007	5.325%	1.141%	1.140%
6	7/25/2007	5.303%	1.183%	1.187%
7	8/25/2007	5.246%	1.135%	1.154%
8	9/25/2007	5.246%	1.132%	1.150%
9	10/25/2007	5.186%	1.170%	1.201%
10	11/25/2007	5.111%	1.125%	1.173%
11	12/25/2007	5.129%	1.160%	1.202%
12	1/25/2008	5.035%	1.117%	1.179%
13	2/25/2008	5.015%	1.113%	1.177%
14	3/25/2008	5.035%	1.181%	1.236%
15	4/25/2008	5.058%	1.104%	1.155%
16	5/25/2008	5.084%	1.133%	1.176%
17	6/25/2008	5.110%	1.096%	1.133%
18	7/25/2008	5.134%	1.121%	1.152%
19	8/25/2008	5.155%	1.086%	1.113%
20	9/25/2008	5.171%	1.082%	1.104%
21	10/25/2008	5.179%	1.102%	1.122%
22	11/25/2008	5.178%	1.072%	1.091%
23	12/25/2008	5.166%	1.088%	1.108%
24	1/25/2009	5.140%	1.061%	1.082%
25	2/25/2009	5.103%	1.055%	1.078%
26	3/25/2009	5.064%	1.103%	1.127%
27	4/25/2009	5.028%	1.042%	1.067%
28	5/25/2009	4.996%	1.048%	1.074%
29	6/25/2009	4.968%	1.028%	1.050%
30	7/25/2009	4.947%	1.030%	1.051%
31	8/25/2009	4.931%	1.014%	1.030%
32	9/25/2009	4.924%	1.006%	1.018%
33	10/25/2009	4.925%	1.001%	1.010%
34	11/25/2009	4.935%	0.997%	1.002%
35	12/25/2009	4.956%	1.003%	1.010%
36	1/25/2010	4.989%	1.006%	1.010%
37	2/25/2010	5.031%	1.010%	1.013%
38	3/25/2010	5.076%	1.020%	1.024%
39	4/25/2010	5.120%	1.014%	1.016%
40	5/25/2010	5.162%	1.020%	1.022%
41	6/25/2010	5.203%	1.022%	1.023%
42	7/25/2010	5.242%	1.028%	1.029%
43	8/25/2010	5.278%	1.030%	1.030%
44	9/25/2010	5.312%	1.034%	1.034%
45	10/25/2010	5.341%	1.040%	1.040%
46	11/25/2010	5.367%	1.043%	1.042%
47	12/25/2010	5.388%	1.049%	1.048%

Distribution Date	Period	Forward LIBOR	Excess Spread
			Static LIBOR	Forward LIBOR
48	1/25/2011	5.404%	1.051%	1.051%
49	2/25/2011	5.415%	1.056%	1.055%
50	3/25/2011	5.425%	1.068%	1.067%
51	4/25/2011	5.432%	1.065%	1.064%
52	5/25/2011	5.437%	1.072%	1.071%
53	6/25/2011	5.440%	1.075%	1.074%
54	7/25/2011	5.441%	1.082%	1.081%
55	8/25/2011	5.439%	1.085%	1.084%
56	9/25/2011	5.435%	1.088%	1.087%
57	10/25/2011	5.428%	1.093%	1.092%
58	11/25/2011	5.418%	1.095%	1.094%
59	12/25/2011	5.405%	1.100%	1.099%
60	1/25/2012	5.390%	1.102%	1.101%
61	2/25/2012	5.370%	1.105%	1.105%
62	3/25/2012	5.348%	1.111%	1.111%
63	4/25/2012	5.322%	1.110%	1.110%
64	5/25/2012	5.292%	1.115%	1.115%
65	6/25/2012	5.259%	1.116%	1.116%
66	7/25/2012	5.221%	1.120%	1.121%
67	8/25/2012	5.180%	1.121%	1.122%
68	9/25/2012	5.134%	1.124%	1.125%
69	10/25/2012	5.083%	1.129%	1.130%
70	11/25/2012	5.029%	1.134%	1.135%
71	12/25/2012	4.969%	1.140%	1.141%
72	1/25/2013	4.905%	1.145%	1.146%
73	2/25/2013	4.838%	1.150%	1.152%
74	3/25/2013	4.779%	1.156%	1.157%
75	4/25/2013	4.730%	1.160%	1.160%
76	5/25/2013	4.693%	1.165%	1.165%
77	6/25/2013	4.668%	1.170%	1.170%
78	7/25/2013	4.655%	1.175%	1.175%
79	8/25/2013	4.656%	1.180%	1.180%
80	9/25/2013	4.670%	1.185%	1.185%
81	10/25/2013	4.699%	1.191%	1.191%
82	11/25/2013	4.744%	1.196%	1.196%
83	12/25/2013	4.804%	1.202%	1.202%
84	1/25/2014	4.882%	1.208%	1.208%
85	2/25/2014	4.972%	1.214%	1.214%
86	3/25/2014	5.059%	1.215%	1.215%
87	4/25/2014	5.139%	1.217%	1.217%
88	5/25/2014	5.211%	1.219%	1.219%
89	6/25/2014	5.274%	1.222%	1.222%
90	7/25/2014	5.328%	1.224%	1.224%
91	8/25/2014	5.372%	1.226%	1.226%
92	9/25/2014	5.406%	1.228%	1.228%
93	10/25/2014	5.430%	1.230%	1.230%
94	11/25/2014	5.443%	1.233%	1.233%
95	12/25/2014	5.444%	1.235%	1.235%
96	1/25/2015	5.433%	1.237%	1.237%

AVAILABLE FUNDS CAP –  CLASS 1-A-1-B CERTIFICATES, 90% PPC, ACT/360

	Actual		Cap Payment	Net Funds Cap Without Cap	Effective Net Funds Cap Including Cap
Date	Days	LIBOR (%)	Rate (%)	Payment (%)	Payment (%)
25-Feb-07	26	5.32	0.00	N/A	N/A
25-Mar-07	28	20	12.55	7.53	20.08
25-Apr-07	31	20	13.28	6.80	20.08
25-May-07	30	20	13.05	7.03	20.08
25-Jun-07	31	20	13.28	6.80	20.08
25-Jul-07	30	20	13.05	7.03	20.08
25-Aug-07	31	20	13.28	6.80	20.08
25-Sep-07	31	20	13.28	6.80	20.08
25-Oct-07	30	20	13.05	7.03	20.08
25-Nov-07	31	20	13.28	6.80	20.08
25-Dec-07	30	20	13.05	7.03	20.08
25-Jan-08	31	20	13.28	6.80	20.08
25-Feb-08	31	20	13.28	6.80	20.08
25-Mar-08	29	20	12.81	7.27	20.08
25-Apr-08	31	20	13.28	6.80	20.08
25-May-08	30	20	13.05	7.03	20.08
25-Jun-08	31	20	13.28	6.80	20.08
25-Jul-08	30	20	13.05	7.03	20.08
25-Aug-08	31	20	13.28	6.80	20.08
25-Sep-08	31	20	13.28	6.80	20.08
25-Oct-08	30	20	13.05	7.03	20.08
25-Nov-08	31	20	13.28	6.80	20.08
25-Dec-08	30	20	13.05	7.03	20.08
25-Jan-09	31	20	13.28	6.80	20.08
25-Feb-09	31	20	13.28	6.80	20.08
25-Mar-09	28	20	12.55	7.53	20.08
25-Apr-09	31	20	13.28	6.80	20.08

AVAILABLE FUNDS CAP –  CLASS 1-A-2-B CERTIFICATES, 90% PPC, ACT/360

	Actual		Cap Payment	Net Funds Cap Without Cap	Effective Net Funds Cap Including Cap
Date	Days	LIBOR (%)	Rate (%)	Payment (%)	Payment (%)
25-Feb-07	26	5.32	0.00	N/A	N/A
25-Mar-07	28	20	12.61	7.53	11.00
25-Apr-07	31	20	13.34	6.80	11.00
25-May-07	30	20	13.11	7.03	11.00
25-Jun-07	31	20	13.34	6.80	11.00
25-Jul-07	30	20	13.11	7.03	11.00
25-Aug-07	31	20	13.34	6.80	11.00
25-Sep-07	31	20	13.34	6.80	11.00
25-Oct-07	30	20	13.11	7.03	11.00
25-Nov-07	31	20	13.34	6.80	11.00
25-Dec-07	30	20	13.11	7.03	11.00
25-Jan-08	31	20	13.34	6.80	11.00
25-Feb-08	31	20	13.34	6.80	11.00
25-Mar-08	29	20	12.87	7.27	11.00
25-Apr-08	31	20	13.34	6.80	11.00
25-May-08	30	20	13.11	7.03	11.00
25-Jun-08	31	20	13.34	6.80	11.00
25-Jul-08	30	20	13.11	7.03	11.00
25-Aug-08	31	20	13.34	6.80	11.00
25-Sep-08	31	20	13.34	6.80	11.00
25-Oct-08	30	20	13.11	7.03	11.00
25-Nov-08	31	20	13.34	6.80	11.00
25-Dec-08	30	20	13.11	7.03	11.00
25-Jan-09	31	20	13.34	6.80	11.00
25-Feb-09	31	20	13.34	6.80	11.00
25-Mar-09	28	20	12.61	7.53	11.00
25-Apr-09	31	20	13.34	6.80	11.00
25-May-09	30	20	13.11	7.03	11.00
25-Jun-09	31	20	13.34	6.80	11.00
25-Jul-09	30	20	13.11	7.03	11.00
25-Aug-09	31	20	13.34	6.80	11.00
25-Sep-09	31	20	13.34	6.80	11.00
25-Oct-09	30	20	13.11	7.03	11.00
25-Nov-09	31	20	13.34	6.80	11.00
25-Dec-09	30	20	13.11	7.03	11.00
25-Jan-10	31	20	13.34	6.80	11.00
25-Feb-10	31	20	13.34	6.80	11.00

AVAILABLE FUNDS CAP –  CLASS 1-M-5 CERTIFICATES, 90% PPC ACT/360

	Actual		Cap Payment	Net Funds Cap Without Cap	Effective Net Funds Cap Including Cap
Date	Days	LIBOR (%)	Rate (%)	Payment (%)	Payment (%)
25-Feb-07	26	5.32	0.00	8.11	N/A
25-Mar-07	28	20	3.47	7.53	11.00
25-Apr-07	31	20	4.20	6.80	11.00
25-May-07	30	20	3.97	7.03	11.00
25-Jun-07	31	20	4.20	6.80	11.00
25-Jul-07	30	20	3.97	7.03	11.00
25-Aug-07	31	20	4.20	6.80	11.00
25-Sep-07	31	20	4.20	6.80	11.00
25-Oct-07	30	20	3.97	7.03	11.00
25-Nov-07	31	20	4.20	6.80	11.00
25-Dec-07	30	20	3.97	7.03	11.00
25-Jan-08	31	20	4.20	6.80	11.00
25-Feb-08	31	20	0.00	6.80	11.00
25-Mar-08	29	20	0.00	7.27	11.00
25-Apr-08	31	20	0.00	6.80	11.00
25-May-08	30	20	0.00	7.03	11.00
25-Jun-08	31	20	0.00	6.80	11.00
25-Jul-08	30	20	0.00	7.03	11.00
25-Aug-08	31	20	0.00	6.80	11.00
25-Sep-08	31	20	0.00	6.80	11.00
25-Oct-08	30	20	0.00	7.03	11.00
25-Nov-08	31	20	0.00	6.80	11.00
25-Dec-08	30	20	0.00	7.03	11.00
25-Jan-09	31	20	0.00	6.80	11.00
25-Feb-09	31	20	0.00	6.80	11.00
25-Mar-09	28	20	0.00	7.53	11.00
25-Apr-09	31	20	0.00	6.80	11.00
25-May-09	30	20	0.00	7.03	11.00
25-Jun-09	31	20	0.00	6.80	11.00
25-Jul-09	30	20	0.00	7.03	11.00
25-Aug-09	31	20	0.00	6.80	11.00
25-Sep-09	31	20	0.00	6.80	11.00
25-Oct-09	30	20	0.00	7.03	11.00
25-Nov-09	31	20	0.00	6.80	11.00
25-Dec-09	30	20	0.00	7.03	11.00
25-Jan-10	31	20	0.00	6.80	11.00
25-Feb-10	31	20	0.00	6.80	11.00
25-Mar-10	28	20	0.00	7.53	11.00
25-Apr-10	31	20	0.00	6.80	11.00
25-May-10	30	20	0.00	7.03	11.00
25-Jun-10	31	20	0.00	6.80	11.00
25-Jul-10	30	20	0.00	7.03	11.00
25-Aug-10	31	20	0.00	6.80	11.00

Date			Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
	Actual Days LIBOR (%)
25-Sep-10	31	20	0.00	6.80	11.00
25-Oct-10	30	20	0.00	7.03	11.00
25-Nov-10	31	20	0.00	6.80	11.00
25-Dec-10	30	20	0.00	7.03	11.00
25-Jan-11	31	20	0.00	6.80	11.00
25-Feb-11	31	20	0.00	6.80	11.00
25-Mar-11	28	20	0.00	7.53	11.00
25-Apr-11	31	20	0.00	6.80	11.00
25-May-11	30	20	0.00	7.03	11.00
25-Jun-11	31	20	0.00	6.80	11.00
25-Jul-11	30	20	0.00	7.03	11.00
25-Aug-11	31	20	0.00	6.80	11.00
25-Sep-11	31	20	0.00	6.80	11.00
25-Oct-11	30	20	0.00	7.03	11.00
25-Nov-11	31	20	0.00	6.80	11.00
25-Dec-11	30	20	0.00	7.03	11.00
25-Jan-12	31	20	0.00	6.80	11.00
25-Feb-12	31	20	0.00	6.80	11.00
25-Mar-12	29	20	0.00	7.27	11.00
25-Apr-12	31	20	0.00	6.80	11.00
25-May-12	30	20	0.00	7.03	11.00
25-Jun-12	31	20	0.00	6.80	11.00
25-Jul-12	30	20	0.00	7.03	11.00
25-Aug-12	31	20	0.00	6.80	11.00
25-Sep-12	31	20	0.00	6.80	11.00
25-Oct-12	30	20	0.00	7.03	11.00
25-Nov-12	31	20	0.00	6.80	11.00
25-Dec-12	30	20	0.00	7.03	11.00
25-Jan-13	31	20	0.00	6.80	11.00
25-Feb-13	31	20	0.00	6.80	11.00
25-Mar-13	28	20	0.00	7.53	11.00
25-Apr-13	31	20	0.00	6.80	11.00
25-May-13	30	20	0.00	7.03	11.00
25-Jun-13	31	20	0.00	6.80	11.00
25-Jul-13	30	20	0.00	7.03	11.00
25-Aug-13	31	20	0.00	6.80	11.00
25-Sep-13	31	20	0.00	6.80	11.00
25-Oct-13	30	20	0.00	7.03	11.00
25-Nov-13	31	20	0.00	6.80	11.00
25-Dec-13	30	20	0.00	7.03	11.00
25-Jan-14	31	20	0.00	6.80	11.00
25-Feb-14	31	20	0.00	6.80	11.00

AVAILABLE FUNDS CAP –  CLASS 1-B-1 CERTIFICATES, 90% PPC ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
25-Feb-07	26	5.32	0.00	N/A	N/A
25-Mar-07	28	20	3.47	7.53	11.00
25-Apr-07	31	20	4.20	6.80	11.00
25-May-07	30	20	3.97	7.03	11.00
25-Jun-07	31	20	4.20	6.80	11.00
25-Jul-07	30	20	3.97	7.03	11.00
25-Aug-07	31	20	4.20	6.80	11.00
25-Sep-07	31	20	4.20	6.80	11.00
25-Oct-07	30	20	3.97	7.03	11.00
25-Nov-07	31	20	4.20	6.80	11.00
25-Dec-07	30	20	3.97	7.03	11.00
25-Jan-08	31	20	4.20	6.80	11.00
25-Feb-08	31	20	0.00	6.80	11.00

CLASS 1-A-1-B INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate Ceiling Rate
2/25/2007	N/A	146,699,000	N/A	N/A
3/25/2007	97.07	142,399,219	7.451%	N/A
4/25/2007	93.89	137,738,265	6.722%	N/A
5/25/2007	90.48	132,726,395	6.949%	N/A
6/25/2007	86.83	127,374,670	6.722%	N/A
7/25/2007	82.96	121,695,323	6.949%	N/A
8/25/2007	78.87	115,701,714	6.722%	N/A
9/25/2007	74.58	109,409,952	6.722%	N/A
10/25/2007	70.11	102,844,473	6.949%	N/A
11/25/2007	65.55	96,154,889	6.722%	N/A
12/25/2007	61.06	89,574,199	6.949%	N/A
1/25/2008	56.67	83,133,408	6.722%	N/A
2/25/2008	52.37	76,830,065	6.722%	N/A
3/25/2008	48.17	70,661,250	7.191%	N/A
4/25/2008	44.05	64,624,105	6.722%	N/A
5/25/2008	40.02	58,715,832	6.949%	N/A
6/25/2008	36.08	52,933,693	6.722%	N/A
7/25/2008	32.23	47,275,006	6.949%	N/A
8/25/2008	28.45	41,737,149	6.722%	N/A
9/25/2008	24.76	36,317,553	6.722%	N/A
10/25/2008	21.14	31,013,704	6.949%	N/A
11/25/2008	17.60	25,823,142	6.722%	N/A
12/25/2008	14.14	20,743,459	6.949%	N/A
1/25/2009	10.75	15,772,297	6.722%	N/A
2/25/2009	7.44	10,907,349	6.722%	N/A
3/25/2009	4.19	6,146,357	7.451%	N/A
4/25/2009	1.01	1,487,109	6.722%	N/A

CLASS 1-A-2-B INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate Ceiling Rate
2/25/2007	N/A	40,710,500	N/A	N/A
3/25/2007	100.00	40,710,500	7.391%	N/A
4/25/2007	100.00	40,710,500	6.662%	N/A
5/25/2007	100.00	40,710,500	6.889%	N/A
6/25/2007	100.00	40,710,500	6.662%	N/A
7/25/2007	100.00	40,710,500	6.889%	N/A
8/25/2007	100.00	40,710,500	6.662%	N/A
9/25/2007	100.00	40,710,500	6.662%	N/A
10/25/2007	100.00	40,710,500	6.889%	N/A
11/25/2007	100.00	40,710,500	6.662%	N/A
12/25/2007	100.00	40,710,500	6.889%	N/A
1/25/2008	100.00	40,710,500	6.662%	N/A
2/25/2008	100.00	40,710,500	6.662%	N/A
3/25/2008	100.00	40,710,500	7.131%	N/A
4/25/2008	100.00	40,710,500	6.662%	N/A
5/25/2008	100.00	40,710,500	6.889%	N/A
6/25/2008	100.00	40,710,500	6.662%	N/A
7/25/2008	100.00	40,710,500	6.889%	N/A
8/25/2008	100.00	40,710,500	6.662%	N/A
9/25/2008	100.00	40,710,500	6.662%	N/A
10/25/2008	100.00	40,710,500	6.889%	N/A
11/25/2008	100.00	40,710,500	6.662%	N/A
12/25/2008	100.00	40,710,500	6.889%	N/A
1/25/2009	100.00	40,710,500	6.662%	N/A
2/25/2009	100.00	40,710,500	6.662%	N/A
3/25/2009	100.00	40,710,500	7.391%	N/A
4/25/2009	100.00	40,710,500	6.662%	N/A
5/25/2009	92.45	37,637,932	6.889%	N/A
6/25/2009	81.49	33,175,713	6.662%	N/A
7/25/2009	70.77	28,808,885	6.888%	N/A
8/25/2009	60.27	24,535,418	6.662%	N/A
9/25/2009	50.00	20,353,327	6.662%	N/A
10/25/2009	39.94	16,260,667	6.888%	N/A
11/25/2009	30.10	12,255,536	6.662%	N/A
12/25/2009	20.48	8,336,071	6.888%	N/A
1/25/2010	11.05	4,500,449	6.662%	N/A
2/25/2010	1.83	746,886	6.662%	N/A

CLASS 1-M-5 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate Ceiling Rate
2/25/2007	N/A	2,856,000	N/A	N/A
3/25/2007	100.00	2,856,000	7.531%	11.000%
4/25/2007	100.00	2,856,000	6.802%	11.000%
5/25/2007	100.00	2,856,000	7.029%	11.000%
6/25/2007	100.00	2,856,000	6.802%	11.000%
7/25/2007	100.00	2,856,000	7.029%	11.000%
8/25/2007	100.00	2,856,000	6.802%	11.000%
9/25/2007	100.00	2,856,000	6.802%	11.000%
10/25/2007	100.00	2,856,000	7.029%	11.000%
11/25/2007	100.00	2,856,000	6.802%	11.000%
12/25/2007	100.00	2,856,000	7.029%	11.000%
1/25/2008	100.00	2,856,000	6.802%	11.000%

CLASS 1-B-1 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate Ceiling Rate
2/25/2007	N/A	3,927,000	N/A	N/A
3/25/2007	4/9/1900	3,927,000	7.531%	11.000%
4/25/2007	4/9/1900	3,927,000	6.802%	11.000%
5/25/2007	4/9/1900	3,927,000	7.029%	11.000%
6/25/2007	4/9/1900	3,927,000	6.802%	11.000%
7/25/2007	4/9/1900	3,927,000	7.029%	11.000%
8/25/2007	4/9/1900	3,927,000	6.802%	11.000%
9/25/2007	4/9/1900	3,927,000	6.802%	11.000%
10/25/2007	4/9/1900	3,927,000	7.029%	11.000%
11/25/2007	4/9/1900	3,927,000	6.802%	11.000%
12/25/2007	4/9/1900	3,927,000	7.029%	11.000%
1/25/2008	4/9/1900	3,927,000	6.802%	11.000%

CLASS 1-A-1-B INTEREST RATE CAP

The Class 1-A-1-B Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS 1-A-1-B INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-A-1-B Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS 1-A-2-B INTEREST RATE CAP

The Class 1-A-2-B Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor over (2) the Strike Rate (as shown above) for such period.

CLASS 1-A-2-B INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-A-2-B Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS 1-M-5 INTEREST RATE CAP

The Class 1-M-5 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS 1-M-5 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-M-5 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS 1-B-1 INTEREST RATE CAP

The Class 1-B-1 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS 1-B-1 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-B-1 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

Term Sheet Supplement

(For use with Prospectus dated October 27, 2006)

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

Wells Fargo Bank, N.A.

Master Servicer

CSMC Mortgage-Backed Pass-Through Certificates
(Issuable in Series)

You should consider carefully the risk factors beginning on page S-7 in this term sheet supplement.

The certificates will represent ownership interests only in the related CSMC Mortgage-Backed Trust and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, the special servicer, the master servicer, the trust administrator, the trustee, the modification oversight agent, the depositor or any of their affiliates.

Offered Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinate certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans or group of mortgage loans and any other assets included in the related trust or group within the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the the certificates and the trust for that series.

Credit Enhancement

Classes of Subordinate Certificates will be subordinate to and provide credit enhancement for the related Senior Classes of Certificates.  In addition, each class of Subordinate Certificates will be subordinate to and provides credit enhancement for each related class of Subordinate Certificates of that Series with a lower alphanumerical designation to the extent described in this term sheet supplement.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor.  The depositor will pay the expenses related to the issuance of the certificates from these proceeds.  The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

Each CSMC Mortgage-Backed Trust will make multiple REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this term sheet supplement or the base prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class AR and Class AR-L Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on the related closing date.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES WITH A FILE NUMBER OF 333-135481.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV.   ALTERNATIVELY, CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

Credit Suisse

Underwriter

Important Notice about information presented in this term sheet supplement, any related term sheet and the related base prospectus.

You should rely only on the information contained in this document or to which we have referred you in this term sheet supplement.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this free writing prospectus or the related base prospectus is accurate as of any date other than the date on the front of this document.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

TABLE OF CONTENTS

Page

DESIGNATIONS

S-5

RISK FACTORS

S-7

Risk of Loss

S-7

Limited Obligations

S-8

Special Yield and Prepayment  Considerations

S-8

Recent Events

S-12

Recent Developments Affecting SPS

S-13

FORWARD-LOOKING STATEMENTS

S-14

INTRODUCTION

S-15

DESCRIPTION OF THE MORTGAGE POOL

S-15

General

S-15

ORIGINATORS

S-18

General

S-18

DLJ Mortgage Capital, Inc.

S-19

STATIC POOL INFORMATION

S-19

AFFILIATES AND RELATED TRANSACTIONS

S-20

THE SPONSOR

S-20

THE DEPOSITOR

S-20

THE COUNTERPARTY UNDER THE YIELD MAINTENANCE AGREEMENT

S-21

SERVICING OF THE MORTGAGE LOANS

S-21

General

S-21

Select Portfolio Servicing, Inc.

S-23

Wells Fargo Bank, N.A.

S-27

Flow of Funds

S-29

Advances from the Servicers, the Master Servicer and the Trust Administrator

S-30

Optional Purchase of Defaulted Loans; Specially Serviced Loans

S-31

Special Servicing Agreements

S-31

THE MASTER SERVICER AND TRUST ADMINISTRATOR

S-31

THE CUSTODIANS

S-32

THE SERVICERS

S-33

See Related Prospectus Supplement.

S-33

FEES AND EXPENSES OF THE ISSUING ENTITY

S-33

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

S-34

DESCRIPTION OF THE CERTIFICATES

S-36

General

S-36

Assets of the Trust

S-36

Book-Entry Registration

S-36

Definitive Certificates

S-37

Exchangeable Certificates

S-37

Distributions

S-39

Glossary of Terms

S-39

Priority of Distributions

S-47

Distributions of Interest

S-48

Determination of LIBOR

S-49

The Yield Maintenance Agreement

S-49

Distributions of Principal

S-50

Allocation of Losses on the Mortgage Loans; Subordination of the Subordinate Certificates

S-51

Cross-Collateralization

S-53

POOLING AND SERVICING AGREEMENT

S-54

Assignment of Mortgage Loans

S-54

Representations and Warranties Regarding the Mortgage Loans

S-55

Optional Termination; Auction Sale

S-56

The Issuing Entity

S-57

The Trustee

S-57

The Trust Administrator

S-59

Voting Rights

S-60

Restrictions on Transfer of the Residual Certificates

S-60

Final Scheduled Distribution Date

S-60

Additional Issuances of Certificates

S-60

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

S-60

Factors Affecting Prepayments on the Mortgage Loans

S-60

Sequentially Paying Certificates

S-61

Lockout Certificates

S-62

LIBOR Certificates

S-62

Additional Yield Considerations Applicable Solely to the Residual Certificates

S-63

FEDERAL INCOME TAX CONSEQUENCES

S-63

General

S-63

Tax Treatment of the Offered Certificates

S-63

Additional Considerations for the Certificates Related to a Yield Maintenance Agreement

S-63

Original Issue Discount

S-65

Status of the Offered Certificates

S-65

The Residual Certificates

S-65

Additional Considerations for the Exchangeable Certificates

S-66

METHOD OF DISTRIBUTION

S-67

LEGAL OPINIONS

S-68

LEGAL PROCEEDINGS

S-68

RATINGS

S-68

LEGAL INVESTMENT

S-68

ACCOUNTING CONSIDERATIONS

S-69

ERISA CONSIDERATIONS

S-69

ANNEX I

–

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

I-1

DESIGNATIONS

The following sets forth certain terms used throughout this term sheet supplement.   It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire term sheet supplement, the related term sheet, the prospectus supplement and the prospectus carefully.

Sponsor	DLJ Mortgage Capital, Inc., referred to in this term sheet supplement as DLJ Mortgage Capital.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Issuing Entity	A common law trust formed under the laws of the state of New York, referred to in this term sheet supplement as the trust.
Seller

DLJ Mortgage Capital, Inc., also referred to in this term sheet supplement as the seller or DLJMC.  The seller will make the representations and warranties with respect to the mortgage loans to the trust.

Originators	As identified in the related prospectus supplement.
Servicers	As identified in the related prospectus supplement.
Master Servicer	Wells Fargo Bank, N.A., also referred to in this term sheet supplement as the master servicer. The master servicer will oversee and enforce the servicing of the mortgage loans by the servicers.
Special Servicer	Select Portfolio Servicing, Inc., referred to in this term sheet supplement as SPS.
Modification Oversight Agent	SPS.
Trustee	U.S. Bank National Association, referred in this term sheet supplement as U.S. Bank.
Trust Administrator	Wells Fargo Bank.
Counterparty under the yield maintenance agreement, if any	Credit Suisse International, referred to in this term sheet supplement as CSi or the cap counterparty.
Mortgage pool	Fixed rate mortgage loans secured by first liens on one- to four-family residential properties.
Offered Certificates	The classes of certificates offered by the related prospectus supplement and base prospectus.
Subordinate Certificates	One or more classes of subordinate certificates that provides credit support to the Related Senior Certificates.
Related Senior Certificates

One or more classes of senior certificates related to a single group of Subordinate Certificates.  Related Senior Certificates will be divided into groups, each group related to the loan group from which they generally receive interest and/or principal. distributions

Subordinate Mortgage Loan Group	The mortgage loans allocated among one or more loan groups from which a group of Subordinate Certificates receive distributions.
Cut-off date.	As identified in the related term sheet.
Closing date.	As identified in the related term sheet.
Distribution dates.	The 25th day of each month, or if the 25th day is not a business day, on the succeeding business day.
Form of offered certificates.

The offered certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates.  The Class AR and Class AR-L Certificates will be physical certificates.  See “Description of the Certificates—Book-Entry Registration” in this term sheet supplement.

RISK FACTORS

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement, the accompanying term sheet and the accompanying base prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may be affected by losses on the mortgage loans, which could occur for a variety of reasons.

Losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

Geographic concentration may affect risk of loss on the mortgage loans.

A portion of the mortgage loans may be secured by mortgaged properties located in California.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

See “Description of the Mortgage Pool—General” in this term sheet supplement and in the related prospectus supplement.

Losses on one group of mortgage loans may reduce the yield on certain Related Senior, Class X and Class P certificates unrelated to that loan group.

The applicable coverage for special hazard losses, fraud losses and bankruptcy losses covers all of the mortgage loans related to the  Subordinate Certificates.  Therefore, if mortgage loans in any loan group within the Subordinate Mortgage Loan Group suffer a high level of these types of losses, it will reduce the available coverage for all of the Related Senior,  Class X and Class P Certificates and certain classes of Subordinate Certificates in that Group.  Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in a Subordinate Mortgage Loan Group suffers these types of losses, the Related Senior and Subordinate Certificates will be allocated a portion of that loss, including senior certificates that generally receive distributions from a loan grou pin the Subordinate Mortgage Loan Group that did not incur the loss.

Because the Subordinate Certificates represent in all the mortgage loans in a Subordinate Mortgage Loan Group, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the related loan groups.  Therefore, the allocation of realized losses on these mortgage loans to the related Subordinate Certificates will reduce the subordination provided by those classes of certificates to all of the Related Senior, Class P and Class X Certificates and certain classes of Subordinate Certificates, including the certificates related to loan groups that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to Related Senior Certificates related to the loan group that did not suffer those previous losses.

See “Description of the Certificates—Cross-Collateralization” in this term sheet supplement.

Limited Obligations

Payments on the mortgage loans and related credit enhancement are the only source of payments on the offered certificates.

The certificates represent interests only in the trust.  The certificates do not represent any interest in or any obligation of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any of their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity, and will incur losses if the credit enhancement for their class of offered certificates is exhausted.

Special Yield and Prepayment
Considerations

The rate of prepayments on the mortgage loans will be affected by various factors.

Certain mortgage loans, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from 6 months to 5 years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.  With respect to certain mortgage loans, all prepayment premiums collected will be paid to the holders of the Class PP Certificates, and with respect to the remaining mortgage loans, all prepayment premiums will be retained by the related servicer, and in each case, such prepayment premiums will not be available for payment of the offered certificates.

See “Servicing of the Mortgage Loans—Optional Purchase of Defaulted Loans; Specially Serviced Loans” in this term sheet supplement and “Risk Factors—The rate of prepayments on the mortgage loans will be affected by various factors” in the accompanying prospectus.

Interest only mortgage loans have a greater degree of risk of default.

Certain mortgage loans do not provide for any payments of principal for a period following the date of origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.  The mortgagor’s monthly payment will be recalculated after the interest only period to an amount sufficient to amortize the principal balance of the loan over its remaining term and to pay interest at the related mortgage interest rate.  If the recalculated monthly payment is substantially higher than the mortgagor’s previous interest only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

Additional risk is associated with Mezzanine Certificates.

Investors in Mezzanine Certificates, as identified in the related term sheet, should be aware that, on any distribution date, certain losses which would otherwise be allocated to Super Senior Certificates, as identified in the related term sheet, will be allocated to the Mezzanine Certificates, until its class principal balance is reduced to zero.

Simultaneous second lien risk

Certain mortgage loans are subject to a second lien loan which is not included in the trust.  With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since borrowers have less equity in the mortgaged property.  Investors should also note that any borrower may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

An optional termination or an auction sale of the trust may adversely affect the certificates.

If the purchase option is exercised or a successful auction occurs with respect to all of the remaining mortgage loans in the Subordinate Mortgage Loan Group, as further described herein, such purchase of mortgage loans would cause an early retirement of the Related Senior Certificates and Subordinate Certificates and either an early retirement or a a partial prepayment of the related Class X and Class P Certificates.  See “Pooling and Servicing Agreement—Optional Termination; Auction Sale” in this term sheet supplement.  If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders.  This would have the same effect as if all of such remaining mortgagors made prepayments in full.  No assurance can be given that the purchase price will be sufficient to pay your certificate in full.  Any class of certificates purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans.

See “Maturity and Prepayment Considerations” in the prospectus.

Rapid prepayments on the mortgage loans in the related loan group will reduce the yield on the Class X and Interest Only Certificates.

Payments to the holders of the Class X Certificates come only from interest payments on certain mortgage loans in one or more loan groups.  These mortgage loans are called premium rate mortgage loans because in general they have the highest mortgage interest rates in the related pool.  In general, the higher the mortgage interest rate is on a mortgage loan in a pool, the more interest the Class X Certificates receive from that mortgage loan.  If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.  If the related mortgage loans prepay faster than expected or if the related pool is terminated earlier than expected, you may not fully recover your initial investment.

As identified in the related term sheet, other classes of certificates, referred to as Interest Only Certificates, receive only distributions of interest.  Distributions to the holders of these Certificates are based on a notional, calculated as described in the related term sheet.  You should fully consider the risks associated with an investment in the Interest Only Certificates.  If the related mortgage loans prepay faster than expected or if the related loan group is terminated earlier than expected, you may not fully recover your initial investment.

We refer you to “Certain Yield and Prepayment Considerations—Sensitivity of Certain Interest Only Certificates” in this term sheet supplement for more detail.
Slower prepayments on the related mortgage loans will reduce the yield on the Class P Certificates.

Payments to the holders of the Class P Certificates come from principal payments on the discount mortgage loans in one or more loan groups.  In general, the lower the net mortgage rate is on a mortgage loan, the more principal the Class P Certificates receive from that mortgage loan.  Because holders of the Class P Certificates receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans.  If you are investing in Class P Certificates, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

See “Certain Yield and Prepayment Considerations—Yield on Principal Only Certificates” in this term sheet supplement.

YMA Certificates are subject to cap counterparty risk.

As further described in the related prospectus supplement, the trustee may enter into one or more yield maintenance agreements with CSi, as cap counterparty, for the benefit of the certain classes of Certificates, referred to in this term sheet supplement as the YMA Certificates.  The yield maintenance agreements will require the cap counterparty to make certain payments in the circumstances set forth herein under “Description of the Certificates—Distributions of Interest” and “—The Yield Maintenance Agreements.”  To the extent that payments on the YMA Certificates depend in part on payments to be received by the cap counterparty, the ability of the trust administrator to make such payments on such certificates will be subject to the credit risk of the cap counterparty.

YMA Certificates may not receive amounts expected from the yield maintenance agreement

YMA Certificates generally receive interest distributions from the related mortgage loans based on LIBOR.  However, whenever LIBOR, as defined in a yield maintenance agreement, is greater than a certain annual percentage, the related mortgage loans will not generate enough interest to pay the full pass-through rate on the YMA Certificates and interest distributions will be made in part from payments under the related yield maintenance agreement. Payments under such yield maintenance agreement for any distribution date are based on a notional amount which decreases during the life of such yield maintenance agreement.  The notional amounts will be derived using a prepayment assumption (as described in “Certain Yield and Prepayment Considerations—Modeling Assumptions” in the related prospectus supplement).   The actual rate of payment on the related mortgage loans is likely to differ from the rate assumed.  If prepayments on such mortgage loans occur at a rate slower than the rate used in determining the notional amounts, the class principal balance of the YMA Certificates may be greater than the related notional amount for a distribution date.  For such YMA Certificates and any distribution date on which the related notional amount is lower than the actual class principal balance of such class of certificates, the amount paid by the cap counterparty under the related yield maintenance agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on the YMA Certificates.

See “Description of the Certificates—The Yield Maintenance Agreements” in this term sheet supplement.

Floating Rate Certoficates will be sensitive to changes in LIBOR.

Certain classes of Certificates receive interest at a rate which varies directly with the rate of LIBOR subject to a certain minimum pass-through rate and a certain maximum pass-through rate.  These Certificates are referred to as Floating Rate Certificates in this term sheet supplement.  Accordingly, these certificates will be sensitive to changes in the rate of LIBOR.

Inverse Floating Rate Certificates will be very sensitive to increases in the level of LIBOR.

Certain Classes of Certificates receive interest at a rate which varies inversely with the rate of LIBOR subject to a certain minimum pass-though rate and a certain maximum pass-through rate.  These Certificates are referred to as Inverse Floating Rate Certificates in this term sheet supplement.  Accordingly, the yield to maturity on these certificates will be extremely sensitive to changes in the rate of  LIBOR.

See “Certain Yield and Prepayment Considerations—Yield on the Inverse Floating Rate Certificates” in the related prospectus supplement for more detail.

The Exchangeable Certificates are subject to certain risks.

The characteristics of the exchangeable certificates will reflect the characteristics of the related REMIC certificates.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

●

At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

●

A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

●

The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

●

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

●

Only the certain combinations are permitted.

●

The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

 See “Certain Yield and Prepayment Considerations—Yield on the Inverse Floating Rate Certificates” in this prospectus supplement for more detail.

Recent Events

Several hurricanes which have struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005 may have adversely affected mortgaged properties located in those states.  The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date.  In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.  Any such repurchases may shorten the weighted average lives of the related offered certificates.

The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Recent Developments Affecting SPS

In the past, SPS entered into consent agreements with certain regulatory agencies, including a Consent Agreement dated November 23, 2003 with the FTC and HUD. In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.

SPS is examined for compliance with state and local laws by numerous regulators. No assurance can be given that SPS's regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS's regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS's operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS's policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS's servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this term sheet supplement, the accompanying term sheet and the related prospectus supplement consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

INTRODUCTION

The depositor will establish the CSMC Mortgage-Backed Trust with respect to CSMC Mortgage-Backed Pass-Through Certificates on the closing date, pursuant to a pooling and servicing agreement among the depositor, DLJ Mortgage Capital, as seller, one or more other servicers, SPS, as a servicer, as special servicer and as modification oversight agent, Wells Fargo Bank, as a servicer, as master servicer and as trust administrator, and U.S. Bank, as the trustee, dated as of the related cut-off date. On the closing date, the depositor will deposit into the trust the mortgage loans, which in the aggregate will constitute the mortgage pool.

Some capitalized terms used in this term sheet supplement have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the prospectus under “Glossary.”

DESCRIPTION OF THE MORTGAGE POOL

General

Information relating to the mortgage loans to be included in the mortgage pool will be presented in the related prospectus supplement.

The sponsor will select the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the depositor will take into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the certificates.

The depositor will acquire the mortgage loans from DLJ Mortgage Capital, Inc.  an affiliate of the depositor, pursuant to an assignment and assumption agreement.  The mortgage loans to be acquired by the depositor from DLJMC will have been previously purchased by DLJMC in secondary market transactions from various mortgage loan originators and purchasers.  Certain prepayment premiums received by a servicer from collections on the mortgage loans will be distributed to the Class PP Certificates.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

None of the servicers, the special servicer or the master servicer will have any servicing or master servicing obligations, as applicable, with respect to mortgage loans not serviced or master serviced by it.

The mortgage loans will be secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties.  The property securing a mortgage loan is referred to as the mortgaged property.  The mortgage pool will consist of mortgage loans with varying terms to maturity.

Each mortgage loan will be a conventional fixed rate mortgage loan evidenced by a mortgage note.  None of the mortgage loans will provides for deferred interest or negative amortization.

Substantially all of the mortgage loans will contain “due-on-sale” clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.  Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgaged properties.  Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.  See “Maturity and Prepayment Considerations” in the prospectus.

As described in the related prospectus supplement, for purposes of allocating principal distributions and losses with respect to principal, the pools of mortgage loans will be divided into multiple groups comprised of all or a portion of certain mortgage loans, referred to herein as “mortgage components,” in the related pool.  In this term sheet supplement references to mortgage loans may be to mortgage components, as the context requires.  Each loan group is a total dollar amount of principal of mortgage loans consisting of different percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if the mortgage loan were one or more mortgage loans bearing interest at an effective rate that may be higher or lower than the original Net Mortgage Rate.  This allocation enables the Issuing Entity to treat each loan group as if it were made up of mortgage loans bearing interest at various fixed rates.

A portion of the mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.  The remainder of the mortgage loans either do not provide for any payments of principal for a period ranging from five to ten years following the date of origination (the “Interest Only Mortgage Loans”) and or require a disproportionate principal payment at stated maturity (the “Balloon Loans”).  The terms of the Interest Only Mortgage Loans require that their principal balances be fully amortized over the related remaining term of the mortgage loans.  The majority of the mortgage loans provide for payments due on the first day of each month.  Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

Some mortgage loans may be 30 days or more delinquent as of the closing date.

For purposes of describing the characteristics of the mortgage loans in this term sheet supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.   For example, a mortgage loan with a payment due on January 1 that remained unpaid as of the close of business on January 31 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in this term sheet supplement for February.

No mortgage loans may be subject to a buydown agreement.

A portion of the mortgage loans provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from 6 months to 5 years from the date of origination of such mortgage loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  With respect to certain mortgage loans, all prepayment penalties collected will be paid to the holders of the Class PP Certificates, and with respect to the remaining mortgage loans, all prepayment penalties will be retained by the related servicer, and in each case, such prepayment penalties will not be available for payment of the offered certificates.

The loan-to-value (“LTV”) ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Most mortgage loans with an LTV ratio at origination greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization.  The primary mortgage guaranty insurance policy referred to in the preceding sentence will not be required for any of those mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

A portion of the mortgage loans will be subject to a second lien loan which is not included in the trust.

Solely for purposes of allocating principal distributions and losses with respect to principal among the Certificates entitled to principal, the mortgage loans in each pool will be divided into multiple loan groups.  Each loan group will consist of the Mortgage Components of from one pool of mortgage loans.

To the extent principal is received or losses with respect to principal are incurred with respect to a mortgage loan that is divided into Mortgage Components, such principal or losses will be allocated among the Mortgage Components, pro rata, based on the principal balances of the Mortgage Components.

ORIGINATORS

General

Underwriting Standards

The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market.  The mortgage loans acquired by DLJ Mortgage Capital were originated generally in accordance with the underwriting criteria set forth herein under “—DLJ Mortgage Capital, Inc.”  The other mortgage loans and were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated assets” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

DLJ Mortgage Capital, Inc.

The Sponsor will acquire mortgage loans through its whole-loan flow acquisition channel from originators that the Sponsor has determined met its qualified correspondent requirements.  Such standards require that the following conditions be satisfied:  (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the Sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the Sponsor, in accordance with underwriting guidelines designated by the Sponsor (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the Sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the Sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the Sponsor; and (iv) the Sponsor employed, at the time such mortgage loans were acquired by the Sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the Sponsor.  The Designated Guidelines are substantially similar to the guidelines described above under “General—Underwriting Standards.”

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the applicable hyperlinks indicated in the related prospectus supplement at http://www.credit-suisse.csmc.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information will include (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.  For purposes of describing the characteristics of the mortgage loans in this term sheet supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.   For example, a mortgage loan with a payment due on December 1 that remained unpaid as of the close of business on January 31 would then be considered to be 30 to 59 days delinquent.

The static pool information is not deemed to be a part of this term sheet supplement, the related base prospectus or the registration statement is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the applicable issuing entity.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  The cap counterparty is a wholly owned subsidiary of Credit Suisse (International) Holding AG, an affiliate of Credit Suisse Holdings (USA), Inc.  In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter, the cap counterparty or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE SPONSOR

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this term sheet supplement as the “sponsor,” a “seller” and an “originator.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending September 30, 2006, the sponsor publicly securitized through the depositor in excess of approximately $23.5 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC.  CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.  The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts.  None of the depositor, its parent or any of the depositor’s affiliates will ensure or guarantee distributions on the certificates.  The depositor will acquire the mortgage loans directly or through one or more affiliates.

After issuance of the certificates, the depositor will have no material obligations with respect to the certificates and mortgage loans, other than the (i) the right to appoint a successor trustee or trust administrator upon the resignation or removal of the trustee or trust administrator, as applicable, and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

THE COUNTERPARTY UNDER THE YIELD MAINTENANCE AGREEMENT

Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International.”  Effective as of January 16, 2006, Credit Suisse First Boston International was renamed “Credit Suisse International.”  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., a senior debt rating by Moody’s Investors Service, Inc. and a long-term rating by Fitch Ratings.

CSi is an affiliate of the depositor, the seller and the underwriter.

SERVICING OF THE MORTGAGE LOANS

General

Wells Fargo Bank will act as master servicer of all of the mortgage loans.  The servicers for a series will be identified in the term sheet to which this term sheet supplement relates.  SPS and Wells Fargo will each be a servicers of a porition of the mortgage loans.  The mortgage loans will initially be serviced by several entities, identified in the related prospectus supplement.

It is anticipated that within six months of the closing date, the servicing function for all or substantially all of the mortgage loans serviced by SPS will be transferred to another entity.  However, there can be no assurance that such servicing transfer will occur as anticipated or at all.  See “Risk Factors—If servicing is transferred, delinquencies may increase” in the accompanying prospectus.

The master servicer will oversee and enforce the servicing by the servicers of the mortgage loans serviced by each of them in accordance with the servicing provisions of a pooling and servicing agreement.  The pooling and servicing agreement will provide that the master servicer will oversee and enforce the servicing by other servicers, of the applicable mortgage loans serviced by each such servicer in accordance with the servicing provisions of certain servicing agreements, in each case, among such servicer, DLJ Mortgage Capital, Wells Fargo Bank and the trustee (the “Servicing Agreements”).  The servicing provisions of a Servicing Agreements will not materially differ from the servicing provisions of a pooling and servicing agreement.  Pursuant to a pooling and servicing agreement, the master servicer will be required to make advances and compensating interest payments to the extent that a servicer is required to do so under the related Servicing Agreement, but fails to do so.  See “Fees and Expenses of the Issuing Entity—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” and “Servicing of the Mortgage Loans—Advances from the Servicers, the Master Servicer and the Trust Administrator” in this term sheet supplement.  If a servicer fails to perform in accordance with the terms of the related Servicing Agreement, the master servicer will be required to terminate that servicer and either find a successor servicer or service the related mortgage loans itself.  In either case, the successor servicer will be required to service the related mortgage loans according to the servicing provisions of the pooling and servicing agreement.

Each of servicer that executued a pooling and servicing agreement will be directly responsible for servicing the mortgage loans serviced by it under the terms of that pooling and servicing agreement.  Each of the other servicers will be directly responsible for servicing the mortgage loans serviced by it under the terms of a related Servicing Agreement.  Under the pooling and servicing agreement and each Servicing Agreement, the related servicers may contract with subservicers to perform some or all of their servicing duties.  Regardless of the servicing arrangement, the servicers will remain liable for their servicing duties and obligations under the pooling and servicing agreement or related Servicing Agreement, as applicable, as if the servicers alone were servicing the mortgage loans.  Additionally, each servicer that executes the pooling and servicing agreement may enter into special servicing agreements as more fully described in “Servicing of the Mortgage Loans—Special Servicing Agreements” herein.  None of the servicers or the special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.  Additionally, the master servicer will not have any master servicing obligations with respect to the mortgage loans not master serviced by it.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement or the related Servicing Agreement, as applicable, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement or the related Servicing Agreement, as applicable, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis, within two business days of receipt, of payments and collections on the mortgage loans serviced by it net of the related servicing compensation.  Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement or the related Servicing Agreement, as applicable, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the pooling and servicing agreement or the related Servicing Agreement.  If permitted by the pooling and servicing agreement or related Servicing Agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

Under a pooling and servicing agreement, the trust administrator will establish and maintain a certificate account.  Each servicer and the master servicer will establish and maintain a collections account pursuant to the terms of the pooling and servicing agreement or applicable Servicing Agreement, as applicable.  Each month, on a date specified in the pooling and servicing agreement or the related Servicing Agreement, as applicable, each servicer will withdraw from its collection account all amounts representing collections on the mortgage loans that are required to be distributed to certificateholders on the distribution date in that month and remit such amounts to the trust administrator.  Funds credited to the certificate account may be invested for the benefit and at the risk of the trust administrator in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the day immediately preceding the related distribution date in accordance with the provisions of the pooling and servicing agreement.  See “–Flow of Funds” herein.

The pooling and servicing agreement prohibits the resignation of the master servicer or a servicer, except upon (a) appointment of a successor master servicer, servicer or special servicer (which may be with respect to all or a portion of the mortgage loans master serviced by the master servicer or serviced by that servicer, respectively), as applicable, and receipt by the trustee and the trust administrator of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that the master servicer’s, such servicer’s or such special servicer’s duties thereunder are no longer permitted under applicable law.  In addition, the entity specified in the pooling and servicing agreement and its assigns or its transferee may request that a Servicer or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable, provided such entity delivers to the trustee and trust administrator the letter from each rating agency described in the previous sentence.  No resignation of the master servicer will be effective until a successor master servicer has assumed such master servicing obligations in the manner provided in the pooling and servicing agreement.  No resignation of a Servicer will be effective until the master servicer or a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement.  If the master servicer acts as successor servicer with respect to any mortgage loans, there will be a period of transition, not to exceed 90 days, before servicing functions can be fully transferred to the master servicer as successor servicer; provided, however, that during such period, the master servicer will continue to be responsible to make advances and compensating interest payments with respect to such mortgage loans.  In connection with the appointment of a successor servicer to a servicer or the master servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

Select Portfolio Servicing, Inc.

Select Portfolio Servicing, Inc. (“SPS”) will act as a servicer of certain mortgage loans pursuant to the pooling and servicing agreement.  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the certificates.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors - Recent Developments Affecting SPS” in this term sheet supplement.

Servicing Experience and Procedures of Select Portfolio Servicing, Inc.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Alt-A First Lien Loans
Period Ended	Number of Loans	Outstanding Principal Balance
December 31, 2002	62,199	$10,457,573,428
December 31, 2003	66,128	$12,374,542,093
December 31, 2004	27,361	$4,978,569,575
December 31, 2005	23,920	$4,988,849,850
September 30, 2006	18,047	$3,699,283,083

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in this term sheet supplement and the accompanying prospectus supplement and prospectus.  In fact, the obligations of SPS to service the mortgage loans for the certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department.  Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department.  In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to the Stage One team, Stage Two associates also  identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.  Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department.  A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.  Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim.  SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by our Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

·

Print and mail services

·

Foreclosure and bankruptcy processing

·

Title processing

·

Tax payments and processing

·

Insurance payments and claims processing

·

Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

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Payoff quote preparation

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Property valuations for property preservation

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Data integrity on newly boarded loan data

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Validation of ARM changes

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Forbearance preparation

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REO invoice preparation

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Escrow analysis

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Junior lien analysis

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Reconveyance processing

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Back office research related to customer service

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MERS loan tracking

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Bankruptcy per-discharge audit

·

Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

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Extending the new hire training period

·

Introducing a centralized call monitoring program

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Increasing involvement of mid-senior level managers in the hiring process

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Implemented new incentive plans based on a true balanced scorecard

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Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

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Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

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Customizing training programs in support of material business process changes

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Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

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Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

·

Implementing automated underwriting for loss mitigation with escalated review of any denials

·

Implementing web-based technology for management of timeline processes

·

Implementing web-based imaging technology.

Wells Fargo Bank, N.A.

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming and Non-Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005
	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	472,694	$141,120,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Flow of Funds

On the Cash Remittance Date (see table immediately below) each servicer will remit all amounts on deposit in the related collection account to the certificate account.  On each distribution date, to the extent of the Available Distribution Amount for each loan group on deposit in the certificate account, the trust administrator, on behalf of the trustee, will make distributions to the related certificateholders.  The following table sets forth the flow of funds from collections of payments on the mortgage loans, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each servicer shall hold in the related collection account all scheduled installments of interest (net of the servicing fees) and principal collected on the related mortgage loans, together with any monthly advances in respect thereof.

Prepayment Period	See related prospectus supplement.

Each servicer shall hold in the related collection account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related mortgage loans during such period plus any amounts required to be paid by that servicer in respect of Prepayment Interest Shortfalls on such mortgage loans.

Cash Remittance Date	See related prospectus supplement.

On the cash remittance date, each servicer will remit to the certificate account, scheduled payments received on the mortgage loans serviced by it due during the related due period and any monthly advances in respect thereof, prepayments received on the mortgage loans serviced by it during the related Prepayment Period and certain other unscheduled amounts required to be remitted by such servicer in accordance with the applicable servicing agreement.

Distribution Date	The 25th day of each month, or if such day is not a business day, on the first business day thereafter.	On each distribution date, the trust administrator will remit amounts on deposit in the certificate account to certificateholders in accordance with the priority of distributions set forth herein.

Advances from the Servicers, the Master Servicer and the Trust Administrator

Subject to the limitations described below and only with respect to those mortgage loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

In the event that a Balloon Loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any Balloon Loan.

If the amount of advances received from a servicer of a mortgage loan is less than the amount required to be advanced by such servicer under the pooling and servicing agreement or the related Servicing Agreement, as applicable, the master servicer will be required to make such advance, prior to each distribution date, subject to the master servicer’s reasonable determination as to recoverability.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.  Each servicer or the master servicer, as applicable, is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan.  Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date.  Any failure by the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period.  If the master servicer is terminated as a result of the occurrence of an event of default, the trust administrator will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement.  For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee and trust administrator in the case of any event of default, see “Description of the Certificates—Events of Default” and”—Rights Upon Event of Default” in the prospectus.

Neither the master servicer nor the servicers will be required to advance shortfalls in interest payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

The special servicer may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more.  That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances, other than with respect to the special servicer, and transferring costs.

The special servicer may, at its option, elect to act as servicer of any mortgage loan serviced by Wells Fargo Bank that is delinquent 90 days or more.  In that event the special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan.  Upon the transfer of the servicing of any such delinquent mortgage loan to the special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.  All references herein to servicer include SPS in its capacity as special servicer under the pooling and servicing agreement, unless otherwise indicated.

Special Servicing Agreements

The pooling and servicing agreement will permit the servicers identified in the pooling and servicing agreement to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding relating to a group.  Under that agreement, that unaffiliated holder may instruct each such servicer to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it.  The commencement or delay at that holder’s direction will be taken by that servicer only after that holder deposits a specified amount of cash with that servicer.  That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

THE MASTER SERVICER AND TRUST ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under a pooling and servicing agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for purposes of presentment of certificates for registration of transfer, exchange or final payment, is Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479, Attention: [related deal name].

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective Servicing Agreements or the pooling and servicing agreement, as applicable.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the respective Servicing Agreement or pooling and servicing agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting Servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.

Under the terms of a pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo Bank, as set forth in the related term sheet, may act as the custodian of some of the mortgage loan files pursuant to a custodial agreement.  In that capacity, Wells Fargo Bank would be responsible for holding and safeguarding the mortgage notes and other contents of the related mortgage files on behalf of the trustee and the certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file holder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE CUSTODIANS

The custodians for a series will be either or both LaSalle Bank National Association and Wells Fargo Bank, N.A. (each, a “custodian”) unless otherwise identified in the term sheet to which this supplement relates.  Each custodian will act pursuant to a custodial agreement, dated as of the cut-off date, between the related custodian and the trustee.  Each custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. Each custodian will maintain the related mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the related  custodian’s custody but will be kept in shared facilities. However, each custodian's proprietary document tracking system will show the location within the related custodian's facilities of each mortgage file and will show that the mortgage loan documents are held by the related custodian on behalf of the trust. Each custodian will review each related mortgage file in accordance with the review criteria specified in the related custodial agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Additional responsibilities of each custodian are set forth in the related custodial agreement.

THE SERVICERS

See Related Prospectus Supplement.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan.  The expense fees consist of the servicing fee and any lender paid mortgage guaranty insurance premiums, if applicable. The expense fees will vary from mortgage loan to mortgage loan.  The net mortgage rate of a mortgage loan is equal to its mortgage rate less the rate at which the expense fees accrue on that mortgage loan.

Each servicer or the master servicer is obligated to pay some ongoing expenses associated with the mortgage loans serviced or master serviced, respectively, by it and incurred by that servicer or master servicer, as applicable, in connection with its responsibilities under the pooling and servicing agreement and the related Servicing Agreement, as applicable, and those amounts will be paid by such servicer or master servicer, as applicable, out of its servicing fee or master servicing fee, as applicable. The amount of the servicing fee for each servicer is subject to adjustment for prepaid mortgage loans, as described in this term sheet supplement under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”  The related servicer will also be entitled to receive all late payment fees, prepayment premiums, assumption fees and other similar charges, and the related servicer will also be entitled to receive all reinvestment income earned on amounts on deposit in its collection account for the mortgage loans.  In addition, each servicer will be entitled to the interest portion of any prepayment in full if such prepayment is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month.

The following table sets forth certain information with respect to the fees payable to the servicers, the master servicer, the trust administrator and the trustee.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each servicer and each mortgage loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) the servicing fee rate with respect to such mortgage loan.  The servicing fee rate for a mortgage loan is equal to the expense fee rate less the portion of the rate, if any, allocable to lender paid mortgage insurance premiums.

Each servicer will withdraw or withhold from the collection account their aggregate servicing fee from interest actually collected on each mortgage loan serviced by it, prior to such amounts being available to make payments on the certificates.

Trust Administrator	Monthly	The trust administrator will receive as its fee net investment earnings on amounts on deposit in the certificate account.	On each distribution date, the trust administrator will withdraw the net investment earnings on amounts on deposit in the certificate account prior to distributions to certificateholders.
Master Servicer	As determined by the master servicer and trust administrator.	The fees of the master servicer will be determined by agreement between the master servicer and the trust administrator.	The fees of the master servicer will be paid by the trust administrator from the trust administrator’s fee.
Trustee	As determined by the trust administrator and the trustee.	The fees of the trustee will be determined by agreement between the trust administrator and the trustee.	The fees of the trustee will be paid by the trust administrator from the trust administrator fee.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the due date occurring in the month in which such partial principal prepayment was made, with a resulting reduction in interest payable for such month.

Compensating Interest Payments by SPS.  SPS (or the master servicer, if SPS fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by SPS, and

·

the servicing fee that SPS is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by Wells Fargo Bank.  Wells Fargo Bank, as master servicer, is obligated to remit compensating interest payments to the trust administrator to the extent that any servicer (other than WMMSC) is required to do so under the pooling and servicing agreement or the related Servicing Agreement, as applicable, but fails to do so.

Wells Fargo Bank, as servicer (or the master servicer, if Wells Fargo Bank fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fourteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by Wells Fargo Bank, and

·

the servicing fee that Wells Fargo Bank is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by other servicers in general.  Unless otherwise indicated in the related prospectus supplement, each servicer, (or the master servicer, if such servicer fails to do so), is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount generally equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans directly serviced by such servicer made during the calendar month preceding such distribution date, and

·

the servicing fee that such servicer is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of such mortgage loans.

Any remaining shortfall in interest collections resulting from principal prepayments on the mortgage loans in a loan group will be allocated pro rata to each class of certificates in the related loan group or groups, according to the amount of interest to which that class of the certificates would otherwise be entitled, in reduction thereof.  See “Description of the Certificates—Distributions of Interest” in this term sheet supplement. See the related prospectus supplement for more detailed disclosure.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under a pooling and servicing agreement.  Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

Assets of the Trust

The certificates will evidence the entire beneficial ownership interest in the trust.  The trust will consist of:

·

the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;

·

any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

·

the trustee’s rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and their proceeds;

·

the collection account, the certificate account and the assets that are deposited in each of them from time to time;

·

the yield maintenance agreements and the Yield Maintenance Accounts, if any; and

·

all proceeds of any of the foregoing.

Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

Book-Entry Registration

The offered certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates.  Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase, National Association will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates.  No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under “—Definitive Certificates” below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement.  Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.  Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

·

DTC or the depositor advises the trust administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trust administrator is unable to locate a qualified successor;

·

the depositor, in writing, with the consent of the applicable participants, elects to terminate the book-entry system through DTC; or

·

after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the trust administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners, and the participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trust administrator will issue the definitive certificates. After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Exchangeable Certificates

General

The holder of the REMIC Certificates in any REMIC Combination may exchange all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates.  The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date.  For the purposes of the definitions set forth under “Description of the Certificates—Glossary of Terms” and the calculation of the Class Principal Balance of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero.  REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the original principal balances or notional amounts of such certificates bear to one another.  See the related prospectus supplement for more information.

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the certificateholder must notify the Trust Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two business days before the proposed Exchange Date. The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  After receiving the notice, the Trust Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the certificateholder must pay the Trust Administrator a fee equal to $5,000.

The Trust Administrator will make the first distribution on a REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related REMIC Certificates in the related REMIC Combination.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange REMIC Certificates for Exchangeable Certificates and vice versa:

·

At the time of the proposed exchange, a Certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange.

·

A Certificateholder that does not own the Certificates may be unable to obtain the necessary REMIC Certificates or Exchangeable Certificates.

·

The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

·

Certain Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

·

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

·

Only certain the combinations listed in the related prospectus supplement are permitted.

·

The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Distributions

Distributions on the certificates will be made by the trust administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter to the persons in whose names those certificates are registered on the related Record Date beginning in the month after the closing date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register.  In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities.  The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

Accrual Period—For any distribution date and any class of certificates (other than the No-Delay Certificates, as identified in the related prospectus supplement) the calendar month immediately preceding that distribution date.  For the No-Delay Certificates, the period from and including the 25th day of the calendar month immediately preceding that distribution date to and including the 24th day of the calendar month of that distribution date.

Available Funds—For any distribution date and loan group, the sum of:

(a)

all scheduled installments of interest and principal due on the related due date and received prior to the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

(b)

 (i) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the applicable servicer’s standard servicing procedures) and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any, and (ii) all Recoveries, if any, for such distribution date;

(c)

all partial and full principal prepayments received during the applicable Prepayment Period on the related mortgage loans, exclusive of prepayment premiums and interest accruals received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month;

(d)

amounts received for that distribution date in respect of the substitution of a related mortgage loan or a purchase of a related mortgage loan by the seller or the special servicer as of that distribution date;

(e)

any amounts payable as Compensating Interest by the master servicer or the applicable servicer on that distribution date on the related mortgage loans; and

(f)

minus, in the case of clauses (a) through (e) above, (i) the amounts to which the trustee, the master servicer, the applicable servicer or trust administrator is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees or excess servicing fees, unreimbursed advances and certain expenses allocable to such loan group, and (ii) lender paid mortgage guaranty insurance premiums, as applicable.

With respect to each of the mortgage loans and any distribution date, the determination date (i) with respect to Wells Fargo Bank, is the business day immediately preceding the related Cash Remittance Date and (ii) with respect to any other servicer, is the 10th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

Bankruptcy Loss Coverage Amount—The aggregate amount of Bankruptcy Losses that are allocated solely to a group of related Subordinate Certificates.

Bankruptcy Losses—With respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

Class P Fraction—With respect to each Class P Mortgage Loan, a fraction, the numerator of which is the Required Coupon for the related loan group minus the Net Mortgage Rate on that Class P Mortgage Loan and the denominator of which is the Required Coupon for the related loan group.

Class P Mortgage Loans—With respect to any loan group, the mortgage loans in that loan group having Net Mortgage Rates less than the Required Coupon for that loan group.

Class P Principal Distribution Amount—For each distribution date and each loan group, a portion of the Available Funds (other than any Recoveries) for the mortgage loans in that loan group for such distribution date equal to the applicable Class P Fraction of the sum of (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including Liquidation Proceeds allocable to principal with respect to the Class P Mortgage Loans in that loan group), in each case, on or in respect of each Class P Mortgage Loan in that loan group for that distribution date.

Class Principal Balance—For any class of certificates, other than the Interest Only Certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

·

All amounts previously distributed to holders of certificates of that class as payments of principal;

·

The amount of Realized Losses, including Excess Losses, allocated to that class;

·

In the case of the Subordinate Certificates, any amount allocated to a class in reduction of its Class Principal Balance for the payment of Class P Deferred Amounts or if the aggregate Class Principal Balance of the Subordinate and Related Senior Certificates exceeds the aggregate Stated Principal Balance of the subordinate group mortgage loans, as described below under “—Allocation of Losses on the Subordinate Group Mortgage Loans; Subordination of Subordinate Certificates;” and

provided, however, that the Class Principal Balance of each class of certificates (other than the Class P Certificates) to which Realized Losses have been allocated (including any such class of certificates for which the Class Principal Balance has been reduced to zero) will be increased, up to the amount of related Non-PO Recoveries for such distribution date, as follows:  (a) first, the Class Principal Balance of each class of senior certificates related to the loan group from which each Non-PO Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates, and (b) second, the Class Principal Balance of each of the Subordinate Certificates (in the case of Non-PO Recoveries on subordinate group mortgage loans) will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates and not previously reimbursed.

Class X Notional Amount—For any distribution date and the Class X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans with respect to the related loan groups; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans with respect to the related loan groups and the denominator of which is the pass-through rate of the Class X Certificates, as set forth in the related prospectus supplement.

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Compensating Interest—For each of the mortgage loans serviced by any servicer and any distribution date, an amount to be paid by that servicer as described above under “Fees and Expenses of the Issuing Entity—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this term sheet supplement and the related prospectus supplement.

Credit Support Depletion Date— With respect to the Related Senior Certificates, the first distribution date on which the aggregate Class Principal Balance of the Related Subordinate Certificates has been or will be reduced to zero.

Debt Service Reduction—With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation—With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

Excess Losses—Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount; Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

Fraud Loss—With respect to any loan group, a Realized Loss sustained on a Liquidated Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

Fraud Loss Coverage Amount—The aggregate amount of Fraud Losses that are allocated solely to the related Subordinate Certificates.

Insurance Proceeds—Amounts paid pursuant to any insurance policy with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

Liquidated Mortgage Loan—A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Principal—The principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the principal balance of that mortgage loan, during the calendar month preceding the month of the distribution date, exclusive of the portion thereof, if any, attributable to the applicable Class P Principal Distribution Amount.

Liquidation Proceeds—Amounts, including Insurance Proceeds, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of defaulted mortgage loans, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

Mortgage Component— The portions of the mortgage loans in Pool 1, Pool 2, Pool 3 and Pool 4 that comprise the loan groups related to such pool.  The Mortgage Components are sometimes referred to as mortgage loans in the context of loan groups.

Net Interest Shortfall—For any distribution date and a loan group, the sum of:

·

the amount of interest which would otherwise have been received for a mortgage loan in that loan group that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the amounts of coverage provided by the related Subordinate Certificates for those types of losses; and

·

any related Net Prepayment Interest Shortfalls.

Net Mortgage Rate—With respect to any mortgage loan, the mortgage rate of the mortgage loan less the rate at which the expense fees accrue on such mortgage loan.  Any Mortgage Component related to a mortgage loan will have the same Net Mortgage Rate.

Net Prepayment Interest Shortfall—For any distribution date and each loan group, the amount by which the aggregate of Prepayment Interest Shortfalls for such loan group during the related Prepayment Period exceeds the available Compensating Interest for that period.

Non-PO Recoveries—For each distribution date and loan group, the excess of (i) the amount of Recoveries for such loan group for such distribution date over (ii) the amount of PO Recoveries for such loan group for such distribution date.

Overcollateralization Amount—For each distribution date and any loan group, the excess of (i) the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) over (ii) the aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates) related to that group.

PO Recoveries—For each distribution date and each loan group, the lesser of (i) the amount required to be paid to the holders of the Class P Certificates pursuant to paragraph (b)(i) below under “—Priority of Distributions” on such distribution date and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in such loan group received during the prior calendar month.

Premium Rate Mortgage Loans—With respect to any loan group, the mortgage loans in such loan group having Net Mortgage Rates in excess of the Required Coupon for such loan group.

Prepayment Interest Shortfall—The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month’s interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the principal balance of that mortgage loan being prepaid.  No Prepayment Interest Shortfall will be calculated for Principal Prepayments in full received on a mortgage loan serviced by Wells Fargo Bank or SPS if such Principal Prepayment in full is distributed to certificateholders in the month of receipt.

Prepayment Period—For any distribution date and any principal prepayment in full received on a mortgage loan serviced by SPS or any other servicer specified in the related prospectus supplement, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs.  For any distribution date and any principal prepayment in full received on a mortgage loan serviced by Wells Fargo, the period from the fourteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the thirteenth day of the month in which that distribution date occurs. For any distribution date and any principal prepayment in full received on a mortgage loan serviced by any other servicer, and for any principal prepayment in part received on any mortgage loan, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date and a loan group, the sum of:

·

scheduled principal payments on the mortgage loans in that loan group due on the related due date;

·

the principal portion of repurchase proceeds received with respect to any mortgage loan in that loan group that was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of the distribution date; and

·

any other unscheduled payments of principal that were received on the mortgage loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

Principal Prepayment Amount—For any distribution date and a loan group, the sum of (i) all Principal Prepayments in full and in part in that loan group which were received during the applicable Prepayment Period preceding that distribution date and (ii) all Non-PO Recoveries related to that loan group received during the calendar month preceding the month of that distribution date.

Principal Prepayments—Any mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Transfer Amount— For each distribution date and each Undercollateralized Group, the excess, if any, of the Class Principal Balance of the senior certificates (other than the Class P Certificates) related to such Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in such group (less the applicable Class P Fraction of each Class P Mortgage Loan in such group).

Realized Loss—With respect to any mortgage loan, the amount determined by the related servicer and evidenced by an officer’s certificate delivered to the trustee and the trust administrator in connection with any mortgage loan equal to:

·

for any Liquidated Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable Net Mortgage Rate from the due date as to which interest was last paid up to the first due date after the liquidation over Liquidation Proceeds;

·

for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

·

for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

Record Date—For any distribution date and the No-Delay Certificates, the business day preceding that distribution date so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date and, with respect to all other classes of certificates, the last business day of the month preceding the month of that distribution date.

Recovery—With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

Relief Act—The Servicemembers Civil Relief Act, and any similar state or local statute.

Relief Act Reduction—A reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

Required Coupon—As identified in the related term sheet.

Senior Liquidation Amount—For any distribution date and in the aggregate for a loan group, for each related mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, of the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the applicable Class P Fraction of that balance, if that mortgage loan is a Class P Mortgage Loan) and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

Senior Percentage— For any distribution date and a loan group, the excess of 100% over the related Senior Percentage for that date.

In no event will the Senior Percentage for any group exceed 100%.

Senior Prepayment Percentage—For any of the Senior Certificates and any distribution date occurring during the five years beginning on the first distribution date, 100%.  Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph.  This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the related classes of subordinate certificates.  Increasing the respective interest of the Subordinate Certificates relative to that of the Related Senior Certificates, other than the Class P Certificates, is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Except as provided below, the Senior Prepayment Percentage for each group and any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

·

for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

·

for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

·

for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

·

for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

·

for any distribution date after the fourth year thereafter, the related Senior Percentage for that distribution date.

If on any of the foregoing distribution dates the Senior Percentage for any of the Related Senior Certificates, exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each of the Related Senior Certificates, for that distribution date will once again equal 100%.

With respect to Related Senior Certificates, in spite of the foregoing, no reduction to a Senior Prepayment Percentage as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans in the related loan group delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Subordinate Component Balance as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans in the related loan group exceed:

·

for the distribution date on the fifth anniversary of the first distribution date, 30% of the original related Subordinate Component Balance;

·

for the distribution date on the sixth anniversary of the first distribution date, 35% of the original related Subordinate Component Balance;

·

for the distribution date on the seventh anniversary of the first distribution date, 40% of the original related Subordinate Component Balance;

·

for the distribution date on the eighth anniversary of the first distribution date, 45% of the original related Subordinate Component Balance; and

·

for the distribution date on the ninth anniversary of the first distribution date, 50% of the original related Subordinate Component Balance.

If the Senior Prepayment Percentage for any of the Related Senior Certificates, is not permitted to reduce due to the limitations set forth above, then the Senior Prepayment Percentage for the other groups will not be reduced on such date.  However, any such reduction not permitted on the first distribution date as to which any decrease applies will be permitted on any subsequent distribution date on which these criteria are satisfied.

If on any distribution date the allocation to the senior certificates of a group of Principal Prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Balance of the senior certificates of that group below zero, the related Senior Prepayment Percentage for that distribution date will be limited to the percentage necessary to reduce the Class Principal Balance of the senior certificates of that group to zero.

Senior Principal Distribution Amount—For any distribution date and each loan group, the sum of:

·

the related Senior Percentage of the Principal Payment Amount for that loan group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount);

·

the related Senior Prepayment Percentage of the Principal Prepayment Amount for that loan group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount); and

·

the Senior Liquidation Amount for that loan group.

Special Hazard Loss—With respect to a loan group, a Realized Loss on a mortgage loan in that loan group attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

Special Hazard Loss Coverage Amount—The aggregate amount of Special Hazard Losses that are allocated solely to the Subordinate Certificates.

Stated Principal Balance—As to any mortgage loan in any pool and any date of determination, the principal balance of that mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before such cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

As to any Mortgage Component and any date of determination, the portion of the Stated Principal Balance of the related mortgage loan allocable to that Component.

Stepdown Percentage—For any distribution date, the percentage indicated below:

DISTRIBUTION DATE	STEPDOWN PERCENTAGE

1st through 60th	0%
61st through 72nd	30%
73rd through 84th	40%
85th through 96th	60%
97th through 108th	80%
109th and thereafter	100%

Stripped Interest Rate—For each Premium Rate Mortgage Loan and any loan group, the excess of the Net Mortgage Rate for that mortgage loan over the Required Coupon for that loan group.

Subordinate Component Balance—The excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group  (less the applicable Class P Fraction of any Class P Mortgage Loan in that loan group) over (ii) the then outstanding aggregate Class Principal Balance of the related senior certificates.

Subordinate Liquidation Amount—For any distribution date and a loan group, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that group that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

Subordinate Percentage— For any distribution date and a loan group, the excess of 100% over the related Senior Percentage for that date.

Subordinate Principal Distribution Amount—For a group of related Subordinate Certificates and any distribution date, the sum of the following amounts:

·

the related Subordinate Percentage of the Principal Payment Amount for the related loan groups (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any);

·

the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for the related loan groups (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amounts, if any); and

·

the related Subordinate Liquidation Amount for the related loan groups less

·

the amounts required to be distributed to the Class P Certificates on that distribution date.

·

the amount of certain cross-collateralization payments as described under “—Cross-Collateralization.”

Subordinate Prepayment Percentage—For any distribution date and a loan group, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Balance of the related senior certificates (other than the Class P Certificates related to such loan group) is reduced to zero, then the related Subordinate Prepayment Percentage will equal 100%.

Subordination Level—On any distribution date for any class of Subordinate Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Subordinate Certificates in the related group which are subordinate in right of payment to that class by the sum of  (a) the aggregate Class Principal Balance of all classes of Subordinate Certificates in the related group and the Related Senior Certificates and (b) the Class P Fraction of each Class P Mortgage Loan in  the Subordinate Mortgage Loan Group, in each case, as of the last day of the preceding calendar month.

Priority of Distributions

For the purposes of the foregoing distributions, only REMIC Certificates are deemed to be outstanding.  For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates” below.

(a)

With respect to the Senior, Class X and Class P Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the mortgage loans in the related loan group for that distribution date:

(i)

first, to the related Class P Certificates, if any, the Class P Principal Distribution Amount, for the related loan group;

(ii)

second, concurrently, to the Related Senior Certificates and the related Class X Certificates, if any, accrued and unpaid interest as described in “—Distributions of Interest” in this term sheet supplement; provided, however that for the purpose of distributions to the Class X Certificates pursuant to this paragraph (a)(ii), only the portion of the related notional amount derived from the mortgage loans in the related loan group will be used to calculate these distributions; provided, further that (i) with respect to any YMA Certificates, if any, when LIBOR exceeds a certain annual percentage, as specified in the related term sheet, for purposes of this clause (a)(ii), the pass-through rate on the Related Senior Certificates will be capped; and

(iii)

third, to the related Senior Certificates, as principal, the Senior Principal Distribution Amount for such loan group in the order described in “—Distributions of Principal—Senior Certificate Principal Distributions—Senior Principal Distribution Amount” in this term sheet supplement.

(b)

With respect to the Subordinate, Class P, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, to the extent of the Available Funds for the mortgage loans in the related Subordinate Loan Group remaining after the payments described in paragraphs (a) above, and further subject to any payments being made as described in this term sheet supplement under “—Cross-Collateralization—”:

(i)

first, to the related Class P Certificates, if any, first, to the extent of PO Recoveries for  the related Subordinate Mortgage Loan Group , and second, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount on that distribution date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in the Subordinate Mortgage Loan Group incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) of this clause (b)(i) on each prior distribution date exceeded the amount actually distributed on those prior distribution dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this paragraph (b)(i) will not cause a further reduction in the Class Principal Balance of these Class P Certificates;

(ii)

second, to each class of Subordinate Certificates, interest and then principal in increasing order of alphanumerical designation, with both interest and principal being paid to one class before any payments are made to the next class;

(iii)

third, to the Subordinate Certificates, in order of priority, up to an amount of unreimbursed Realized Losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this paragraph (b)(iii) will not cause a further reduction in the Class Principal Balances of any of the Subordinate Certificates; and

(iv)

third, to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds.

Notwithstanding paragraph (b) above, on any distribution date on which the Subordination Level for any class of Subordinate Certificates is less than the Subordination Level as of the closing date, Principal Prepayments otherwise allocable to the class or classes of the Subordinate Certificates junior to such class will be allocated to that class and to any class or classes of Subordinate Certificates senior to that class, pro rata according to the Class Principal Balances of those classes.

(c)

On each distribution date on or after the related Credit Support Depletion Date, distributions of the Available Funds for the mortgage loans in a loan group will be made with respect to the related Senior, Class X and Class P Certificates as follows:

(i)

first, to the Class P Certificates, if, any, the Class P Principal Distribution Amount for the related loan group;

(ii)

second, concurrently, to the Related Senior Certificates and the related Class X Certificates, if any, accrued and unpaid interest as described in “—Distributions of Interest” in this term sheet supplement; provided, however that for the purpose of distributions to the Class X Certificates pursuant to this paragraph (a)(ii), only the portion of the related notional amount derived from the mortgage loans in the related loan group will be used to calculate these distributions; provided, further that (i) with respect to any YMA Certificates, if any, when LIBOR exceeds a certain annual percentage, as specified in the related term sheet, for purposes of this clause (a)(ii), the pass-through rate on the Related Senior Certificates will be capped; and

(iii)

third, to the related Senior Certificates, pro rata based on Class Principal Balances, as principal, the Senior Principal Distribution Amount for the related loan group, until their respective Class Principal Balances are reduced to zero; and

(iv)

fourth, after any payments to certain other Classes of related Senior Certificates, as described in this term sheet supplement under “—Cross-Collateralization—Senior Certificates,” to the Class AR-L or Class AR Certificates, as applicable, the remainder (which is expected to be zero) of all such Available Funds..

Distributions of Interest

The pass-through rates for the certificates will be described in the related term sheet.

The pass-through rate on the Subordinate Certificates will equal, on any distribution date, the quotient expressed as a percentage of (a) the sum of, for each of the related loan groups, the product of (x) the Required Coupon for such loan group and (y) the Subordinate Component Balance for such loan group immediately prior to such distribution date, divided by (b) the aggregate of the Subordinate Component Balances for the related loan groups immediately prior to such distribution date.

With respect to each class of certificates and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Class Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the applicable Accrual Period.  Interest will accrue on each class of certificates on the basis of a 360 day year consisting of twelve 30-day months.

The interest entitlement described above for each class of interest-bearing certificates will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related loan group or, with respect to the Subordinate and Class X Certificates, loan groups, for that distribution date.  Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates related to such loan group, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such loan group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls.  The amount the Class X Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account such reduction will be based on the amount of interest accruing on the portion of the Class X Notional Amount derived from that loan group.  The amount a class of Subordinate Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the Required Coupon for that group, on that class’s proportionate share, based on the Class Principal Balance, of the related Subordinate Component Balance for that distribution date.  The Class P Certificates will not be entitled to receive any distributions of interest.

Determination of LIBOR

The annual certificate interest rates of the Floating Rate and Inverse Floating Rate Certificates (collectively, the “LIBOR Certificates”) are based upon the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (a “LIBOR Determination Date”), except that with respect to the YMA Certificates, for the initial distribution date, LIBOR will be an annual percentage rate set forth in the related term sheet.  Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.  If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trust administrator after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  The trust administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.  The trust administrator’s calculation of LIBOR and the resulting pass-through rate on any class of LIBOR Certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

The Yield Maintenance Agreement

The trustee may enter into one or more yield maintenance agreements with CSi, as cap counterparty, which will be for the benefit of the YMA Certificates.  The yield maintenance agreements shall be administered, and all payment obligations of the trust and trustee thereunder performed, by the trust administrator on behalf of the trust and trustee.

For such YMA Certificates and beginning with the distribution date set forth in the related prospectus supplement, if LIBOR, as defined in the related yield maintenance agreement, for the Accrual Period related to such distribution date, exceeds the related Cap Strike Rate, the cap counterparty will be obligated to pay to the trust administrator, for deposit into the related Yield Maintenance Account, the applicable Yield Maintenance Agreement Payment.  For such YMA Certificates and any such distribution date, the “Yield Maintenance Agreement Payment” will be an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR, as defined in the related yield maintenance agreement, and the applicable Maximum Cap Rate exceeds (ii) the applicable Cap Strike Rate, (b) the notional amount set forth for such distribution date, and (c) one-twelfth.  See the related term sheet for the “Maximum Cap Rate” and the “Cap Strike Rate” for the YMA Certificates.  The cap counterparty is required to make any Yield Maintenance Agreement Payment on each Yield Maintenance Agreement Payment Date.  The “Yield Maintenance Agreement Payment Date” is the Business Day prior to the distribution date in each month.  A “Business Day” under each Yield Maintenance Agreement is a day on which commercial banks and foreign exchanges markets settle payments and are open for general business in New York.

Pursuant to a pooling and servicing agreement, the trust administrator will establish a separate account for each of the related YMA Certificates, which will not be commingled (each a “Yield Maintenance Account”), for deposit of any Yield Maintenance Agreement Payments that it may receive under the related yield maintenance agreement.  Any Yield Maintenance Agreement Payment received on a Yield Maintenance Agreement Payment Date will be distributed to the YMA Certificates, in an amount up to the applicable Yield Maintenance Amount for such Yield Maintenance Agreement Payment Date.

For the YMA Certificates and any such distribution date for which LIBOR (as defined in the respective yield maintenance agreement) exceeds the related Cap Strike Rate, the related “Yield Maintenance Amount” will be an amount equal to the product of (a) the Class Principal Balance of the related YMA Certificates immediately prior to such distribution date, (b) the excess of (i) with respect to such Certificates, the lesser of (x) LIBOR (as defined in the related yield maintenance agreement) and (y) the related Maximum Cap Rate over (ii) the related Cap Strike Rate and (c) one-twelfth.

For the YMA Certificates and any distribution date, to the extent that the related Yield Maintenance Agreement Payment is less than the related Yield Maintenance Amount for a distribution date, the related YMA Certificates will not receive the entire related Yield Maintenance Amount such distribution date or on any future distribution date.  For any distribution date, the excess, if any, of a Yield Maintenance Agreement Payment for such distribution date over the related Yield Maintenance Amount for such distribution date will be distributed as provided in the pooling and servicing agreement and will not be distributed to any of the offered certificates.  Amounts received on a yield maintenance agreement will not be available to make distributions on any class of certificates other than the related YMA  Certificates.

The yield maintenance agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap counterparty are limited to those specifically set forth in the yield maintenance agreements. The related YMA Certificates do not represent an obligation of the cap counterparty. The holders of the related YMA Certificates are not parties to or beneficiaries under any yield maintenance agreement and will not have any right to proceed directly against the cap counterparty in respect of its obligations under any yield maintenance agreement.

The significance percentage, as calculated in accordance with Item 1115 of Regulation AB for each yield maintenance agreement, is less than 10 percent.

Distributions of Principal

General

On each distribution date, holders of certificates entitled to principal distributions will be entitled to receive principal distributions from the funds available therefore to the extent and in the priority described in the related term sheet.  See “ —Priority of Distributions” in this term sheet supplement, in the term sheet and the related prospectus supplement.  The Senior Certificates will generally receive principal collected from the mortgage loans in a loan group.  The Subordinate Certificates will receive principal collected from the related Subordinate Mortgage Loan Group  .  The Class P Certificates will receive principal collected from the related Class P Mortgage Loans, as set forth in the related term sheet and the related prospectus supplement.  The Interest Only and Class X Certificates will not be entitled to receive any distributions of principal.

Senior Certificate Principal Distributions

Class P Principal Distribution Amount

On each distribution date, the Class P Certificates will receive the Class P Principal Distribution Amount for that distribution date from the Available Funds of the related loan groups.  The Class P Principal Distribution Amount will be paid in the priority set forth above under “—Priority of Distributions.”

Senior Principal Distribution Amount

On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for a loan group for that distribution date, will be distributed to the related senior certificates, as set forth in the related term sheet.

Subordinate Principal Distribution Amount

On each distribution date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal, to the related Subordinate Certificates, in accordance with the priorities set forth above in “—Priority of Distributions” and to the extent of amounts available therefore.  On each distribution date, each class of Subordinate Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Subordinate Certificates is less than its Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Subordinate Principal Distribution Amount.  Distributions of principal of the Subordinate Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Subordinate Certificates with a “1” suffix, until each class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date.  See “—Priority of Distributions” in this term sheet supplement.

Allocation of Losses on the Mortgage Loans; Subordination of the Subordinate Certificates

On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in the a loan group will be allocated to the related Class P Certificates, until its Class Principal Balance is reduced to zero.  To the extent funds are available on that distribution date or on any future distribution date from related PO Recoveries or amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount for the Subordinate Certificates, Class P Deferred Amounts will be paid on the Class P Certificates prior to distributions on the Subordinate Certificates.  See “—Priority of Distributions” in this term sheet supplement.  Any distribution of Class P Deferred Amounts will not further reduce the Class Principal Balance of the Class P Certificates.  The Class P Deferred Amounts will not bear interest.  The Class Principal Balance of the class of Subordinate Certificates then outstanding with the highest alphanumerical class designation will be reduced by the amount of any payments in respect of Class P Deferred Amounts to the extent such payments come from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount for the Subordinate Certificates.  After the related Credit Support Depletion Date, no new Class P Deferred Amounts will be created or paid to the Class P Certificates from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount for the Subordinate Certificates.

Credit enhancement for the Related Senior Certificates includes the subordination of the related Subordinate Certificates and the priority of application of Realized Losses.  The Subordinate Certificates will be subordinate in right of payment to and provide credit support to Related Senior Certificates to the extent described in this term sheet supplement.  The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Related Senior Certificates protection against certain losses.

Investors in the Mezzanine Certificates should be aware that, on any distribution date, certain losses which would otherwise be allocated to the related Super Senior Certificates, will instead be allocated to the Mezzanine Certificates, until the Class Principal Balance of the related Super Senior Certificates is reduced to zero.

On each distribution date, Excess Losses with respect to a mortgage loan in a Subordinate Mortgage Loan Group will be allocated pro rata among the classes of Related Senior Certificates, other than the Interest Only and Class P Certificates, and the related Subordinate Certificates, based on their respective Class Principal Balances.

On each distribution date, if the sum of (a) the aggregate Class Principal Balance of all classes of the Related Senior and related Subordinate Certificates and (b) the applicable Class P Fraction of each Class P Mortgage Loan in a Subordinate Mortgage Loan Group exceeds the aggregate Stated Principal Balance of the related group of mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of related Subordinate Certificates then outstanding.

Investors in Related Senior Certificates should be aware that because the related Subordinate Certificates represent interests in the multiple loan groups, the Class Principal Balances of these Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any of these loan groups.  Therefore, notwithstanding that Realized Losses on the mortgage loans in any of these loan groups may only be allocated to the related senior certificates that received distributions from that loan group, other than Excess Losses, the allocation to the Subordinate Certificates of Realized Losses on the mortgage loans in one loan group will increase the likelihood that losses may be allocated to the senior certificates related to the other loan groups.

The Bankruptcy Loss Coverage Amount for the Related Senior Certificates will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Subordinate Certificates.

The Special Hazard Loss Coverage Amount for the Related Senior Certificates will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

(i)

the greatest of:

·

1% of the aggregate of the principal balances of the related Subordinate Mortgage Loan Group,

·

twice the principal balance of the largest mortgage loan in the related Subordinate Mortgage Loan Group, and

·

the aggregate principal balance of the mortgage loans in the related Subordinate Mortgage Loan Group secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area, and

(ii)

the Special Hazard Coverage Amount for the Related Senior Certificates as of the closing date less the amount, if any, of Special Hazard Losses allocated to the related Subordinate Certificates since the closing date.

The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agencies are not adversely affected thereby.  In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Investors in Related Senior Certificates should be aware that the applicable coverage for Special Hazard Losses, Fraud Losses and Bankruptcy Losses cover mortgage loans in multiple loan groups.  In the event mortgage loans in one or more of those loan groups suffers a high level of losses, the available coverage for the senior certificates related to the other loan groups will be reduced and may cause the senior certificates related to the other loan groups to suffer losses in the event those mortgage loans suffer losses after the available coverage has been exhausted.

Cross-Collateralization

Cross-Collateralization due to rapid prepayments

With respect to any groups of Related Senior Certificates, on each distribution date prior to the related Credit Support Depletion Date, but after the date on which the aggregate Class Principal Balance of one group of Related Senior Certificates (other than the Class P Certificates) is reduced to zero, all principal on the mortgage loans relating to the group of Senior Certificates that has been paid in full, will be allocated to the other group or groups of Senior Certificates, pro rata based on the aggregate Class Principal Balance of the outstanding senior certificates (other than the Class P Certificates) of such groups.  Such allocated amount will be paid as principal to the senior certificates (other than the Class P Certificates) of the other groups in the same priority as such certificates would receive other distributions of principal.  However, principal will not be distributed as described above if on that distribution date (a) the Group Subordinate Percentage for that distribution date is greater than or equal to 200% of the Group Subordinate Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in each such group delinquent 60 days or more (including all REO and loans in foreclosure) over the last six months, as a percentage of the related Subordinate Component Balance, is less than 50%.  If principal from one group is distributed to the senior certificates of the other group or groups according to this paragraph, the Subordinate Certificates will not receive that principal amount.

Cross-Collateralization due to disproportionate realized losses in one group

If on any distribution date the Class Principal Balance of any group of the Related Senior Certificates, other than the Class P Certificates, is greater than the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan) (each such loan group, an “Undercollateralized Group”), then the following will occur:

·

The Available Funds in the related other groups that are not Undercollateralized Groups (the “Overcollateralized Groups”) will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Groups, in an amount equal to one month’s interest on the Principal Transfer Amount of each Undercollateralized Group at the Required Coupon applicable to that Undercollateralized Group and that amount will be added to the Available Funds of the applicable Undercollateralized Group; and

·

The portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Groups, after distributions of principal to the senior certificates of the Overcollateralized Groups, will be distributed to the senior certificates (other than the Class P Certificates) of each Undercollateralized Group, as principal, in the same priority as such certificates would receive other distributions of principal, until the Class Principal Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in that group (less the applicable Class P Fraction of each Class P Mortgage Loan in such loan group).

Consequently, the related Subordinate Certificates will not receive any distributions of principal until an Undercollateralized Group is no longer undercollateralized.

In the event more than one group is an Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Undercollateralized Group or Groups will be made pro rata based on the Overcollateralization Amount for each Overcollateralized Group.   In the event more than one group is an Undercollateralized Group on any distribution date, payments made to such groups from the Available Funds of the Overcollateralized Group or Groups will be made pro rata based on the amounts of payments required to be made to the Undercollateralized Groups.

All or a portion of the distributions to the Related Senior Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

In the event that the weighted average of the Required Coupon related to the Undercollateralized Group or Groups is greater than the weighted average of the Required Coupon related to the Overcollateralized Group or Groups, the payment of interest to the senior certificates related to the Undercollateralized Group or Groups from the interest collected on the Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates.  In addition, after the aggregate principal balance of the Subordinate Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates related to the Overcollateralized Group or Groups.

POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

Pursuant to a pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property, and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust.  Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, such substitution is permitted only within two years of the closing date and, if made more than 90 days of the closing date, may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code.  Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

·

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

·

have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

·

have an LTV ratio not higher than that of the deleted mortgage loan;

·

have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan; provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

·

comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.  In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System.  For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

In connection with the sale of the mortgage loans by the depositor to the trust, pursuant to the pooling and servicing agreement, the seller will make as of the closing date representations and warranties relating to the mortgage loans.  These representations and warranties include the following:

·

each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

·

each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

·

none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;

·

no proceeds from a mortgage loan was used to finance a single-premium credit insurance policy.

·

each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

·

cure that breach,

·

repurchase that mortgage loan at an amount equal to the sum of (i) the unpaid principal balance of the mortgage loan on the date of repurchase, (ii) accrued interest on that mortgage loan at the applicable mortgage rate (net of the servicing fee, if the seller is the servicer) from the date through which interest was last paid by the mortgagor to the date of repurchase, (iii) the amount of any unreimbursed servicing advances made by a servicer with respect to such mortgage loan and (iv) any costs and damages actually incurred and paid by or on behalf of the trust as a result of a failure to comply, at the time such mortgage loan was made, with federal, state or local predatory and abusive lending laws applicable to that mortgage loan, or

·

substitute a replacement mortgage loan for that mortgage loan.

However, substitution is permitted only within two years of the closing date and, if made more than 90 days after the closing date, may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMICs, or result in a prohibited transaction under the Internal Revenue Code of 1986, as amended (the “Code”).  The depositor will make no representations or warranties as to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective.  The seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above.  The obligations of each servicer, the special servicer and the master servicer are limited to their respective contractual servicing obligations under the pooling and servicing agreement or the applicable servicing agreement.

Optional Termination; Auction Sale

On any applicable distribution date on or after which the aggregate Stated Principal Balance of such mortgage loans in a Subordinate Mortgage Loan Group is less than 10% of the aggregate Stated Principal Balance of subordinate group mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, the Terminating Entity, as provided in the pooling and servicing agreement, will have the option to purchase all such mortgage loans, all real property acquired in respect of such mortgage loans remaining in the trust, and any related trust assets for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of such mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at the expense of the depositor and (y) the Stated Principal Balance of each mortgage loan related to any REO property plus accrued and unpaid interest thereon at the applicable mortgage rate and (iii) any unreimbursed advances, fees and servicing fees and other amounts payable to the master servicer, the servicers (other than any servicer, to the extent such servicer is the Terminating Entity), the trust administrator and the trustee related to the such mortgage loans (the “Par Value”), and (b) the fair market value of all property of the trust related to the such mortgage loans.

The “Terminating Entity” will be:

(i) DLJ Mortgage Capital, if it is the owner of the servicing rights with respect to any mortgage loan on such optional termination date; or

(ii) if that is not the case, the special servicer or another servicer, determined pursuant to the provisions of the pooling and servicing agreement.

If such options is exercised, and the amount specified in clause (b) of the second immediately preceding paragraph exceeds the amount specified in clause (a) of the second immediately preceding paragraph the Class AR-L Certificates will be entitled to receive the amount of that excess.  There can be no assurance that any of such options will be exercised, or that if any of such options is exercised, that there will be any excess amount available for distribution to the Class AR-L Certificates.

If the option to purchase the Subordinate Mortgage Loan Group and the other assets in the trust related to such mortgage loans as described above is not exercised and the aggregate Stated Principal Balance of such mortgage loans declines below 5% of the aggregate Stated Principal Balance of the such mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell such mortgage loans and the other assets in the trust related to such mortgage loans.

With respect to any auction, the trust administrator will solicit good faith bids for the related mortgage loans and the other related assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool.  The trust administrator will sell the related mortgage loans to the institution with the highest bid exceeding the related Par Value plus certain expenses set forth in the pooling and servicing agreement.  If less than three bids are received or the highest bid received is less than the related Par Value plus such expenses, the trust administrator will not sell the related mortgage loans and the other related assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the Terminating Entity of its purchase option with respect to the related mortgage loans.

If an auction is successfully completed with respect to any Subordinate Mortgage Loan Group, and the highest bid is in excess of the related Par Value, the Class AR-L Certificates will be entitled to receive the amount of that excess.  There can be no assurance that any auction will be successfully completed, or that if an auction is successfully completed, that there will be any excess amount available for distribution to the Class AR-L Certificates.

If the purchase option is exercised or if a successful auction occurs with respect to any Subordinate Mortgage Loan Group it will effect an early retirement of the Related Senior Certificates and related Subordinate Certificates and either a early retirement of or a partial prepayment of the related Class X and Class P Certificates.   Distributions on the certificates relating to any optional termination or successful auction will be treated as a prepayment of the related mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates.”  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Issuing Entity

On the closing date, and until the termination of the trust, referred to herein as the issuing entity, will be a common law trust formed under the laws of the state of New York pursuant to a pooling and servicing agreement.  The issuing entity will not have any liabilities as of the closing date.  The fiscal year end of the issuing entity will be December 31 of each year.  The assets of the issuing entity are described herein under “Description of the Certificates¾Assets of the Trust.”

The issuing entity will not have any employees, officers or directors.  The trustee, the depositor, the master servicer, the servicers and the trust administrator will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans” in this term sheet supplement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically provided in the pooling and servicing agreement.  Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the issuing entity or make loans from the assets of the issuing entity to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “Description of the Certificates - Amendment” in the base prospectus.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss.  The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the pooling and servicing agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June 30, 2006.  As of June 30, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities.  The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55051.

 U.S. Bank has provided corporate trust services since 1924.  As of September 29, 2006, U.S. Bank was acting as trustee with respect to over 59,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to purchase the municipal bond trustee business of    LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V.  The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter 2006 with conversion occurring early in 2007.

As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,027 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $466,572,900,000.

The trustee will have the following material duties under the pooling and servicing agreement:

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directly or through a custodian, to hold the mortgage notes, mortgages and other legal documents in the mortgage files relating to all or some of the mortgage loans;

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directly or through a custodian, to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

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in the event of a default by the servicer under the pooling and servicing agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the master servicer.  If the master servicer is terminated, or the master servicer resigns, the trustee will become the successor master servicer.  However, if the trustee is unwilling or unable to act as successor master servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting under the pooling and servicing agreement or insolvent.  The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the pooling and servicing agreement:

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expect for the performance of such duties and obligations as are specifically set forth in the pooling and servicing agreement;

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for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

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for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling and servicing agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

The Trust Administrator

The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator.  The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the trust administrator becomes insolvent.  The trust administrator may also be removed at any time by the trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trust administrator.  Any resignation or removal of the trust administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

The trust administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

The pooling and servicing agreement requires the trust administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trust administrator and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

The trust administrator will be required to notify certificateholders and the rating agencies of any event of default by the master servicer or servicer known to the trust administrator, and the appointment of any successor master servicer or servicer.

The trust administrator is responsible for the aggregation of monthly servicer reports.  The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator’s website, which is presently located at http://www.ctslink.com.  In addition, the trust administrator will post on the above website, on a monthly basis, current loan level data reports about the mortgage loans in the trust fund. The format of these loan level data reports may be modified, or they may be discontinued, at any time.  Assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (301) 815-6600.  The trust administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders.  The trust administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

Voting Rights

At all times the voting rights will be allocated among the holders of each class of certificates, other than the Interest Only, Class X and Class AR and Class AR-L Certificates.  The portion of such voting rights shall be allocated among such classes based on their respective class principal balances.  At all times 1% of all voting rights will be allocated to the holders of each class of Interest Only Certificates including the Class X Certificates.  Voting rights shall be allocated among the certificates within each class of certificates (other than the Class AR and Class AR-L Certificates) based on their respective certificate principal balances.  At all times, no voting rights will be allocated to the Class AR and Class AR-L Certificates.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates will be subject to the restrictions on transfer described in the base prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.” The pooling and servicing agreement will provide that the Residual Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See “ERISA Considerations” in this term sheet supplement.  Each Residual Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

The final scheduled distribution date (the “Final Scheduled Distribution Date”) for the offered certificates is the distribution date for the certificates occurring in the month following the month in which the latest stated maturity of any mortgage loan occurs.  The actual final distribution date for any class of certificates could be substantially earlier.  No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

Additional Issuances of Certificates

Upon the surrender of one or more classes of offered certificates to the trust, the trust will be permitted to issue one or more additional classes of certificates that will represent ownership interests in the surrendered certificates.  A REMIC election will be made with respect to the surrendered certificates and the newly issued classes will constitute the regular interests in this REMIC.  The Class AR Certificates will represent ownership of the residual interest in this REMIC.  Any such issuance will be made pursuant to an amendment to the pooling and servicing agreement that will only require the consent of the holders of the offered certificates that are surrendered to the trust.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the related mortgage loans.  The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon.  For this purpose, the term “prepayment” includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by a seller due to uncured breaches of representations and warranties or the purchase of certain mortgage loans by a Terminating Entity or other purchaser of mortgage loans pursuant to an auction, under the circumstances described under “Pooling and Servicing Agreement—Optional Termination; Auction Sale” in this term sheet supplement. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans.  Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

The yield to maturity of each class of Exchangeable Certificates generally will depend on the yield to maturity of the related classes of REMIC Certificates.

The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans.

A portion of the mortgage loans are subject to prepayment premiums during intervals ranging from six months to five years following origination, as described under “Description of the Mortgage Pool—General” herein.  Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The depositor makes no representation as to the expected rate of prepayments on the mortgage loans. See “Description of the Mortgage Pool” and “Description of the Certificates” herein and “Maturity and Prepayment Considerations” in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

Substantially all of the mortgage loans will contain “due-on-sale” clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of such mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates.  See “Maturity and Prepayment Considerations” in the prospectus.

Sequentially Paying Certificates

The senior certificates, other than the interest only certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in the related term sheet.  Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.  The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

Lockout Certificates

Investors in the certain classes of Certificates, referred to as Lockout Certificates, should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to the fifth anniversary of the first distribution date, the weighted average lives of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other related classes of certificates.  The Lockout Certificates will be identified in the related term sheet.

LIBOR Certificates

The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in LIBOR. The yield to maturity on the Floating Rate Certificates will be sensitive to fluctuations in LIBOR, and the pass-through rate on these certificates will vary directly with the level of LIBOR.  The yield to maturity on the Inverse Floating Rate Certificates will be extremely sensitive to fluctuations in LIBOR, and the pass-through rate on these certificates will vary inversely with the level of LIBOR.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period.  In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto.  Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected.  The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates.  See “Federal Income Tax Consequences” in this term sheet supplement and “Material Federal Income Tax Consequences” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

The pooling and servicing agreement will provide that the trust will comprise a tiered REMIC structure.  The assets of the lower-tier REMICs will consist of the assets of the trust (other than the Yield Maintenance Account, the yield maintenance agreements or any interest in another REMIC formed pursuant to the pooling and servicing agreement).  The Class AR-L Certificates will represent ownership of the residual interests in each of the lower-tier REMICs which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC formed pursuant to the pooling and servicing agreement.

Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Tax Treatment of the Offered Certificates

Each class of offered certificates (other than the Residual and the Exchangeable Certificates) will represent REMIC regular interests for federal income tax purposes.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

Additional Considerations for the Certificates Related to a Yield Maintenance Agreement

For federal income tax purposes, a beneficial owner of a classes of Certificates related to a Yield Maintenance Agreement (a “Component Certificate”) will be treated (i) a holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (ii) as having entered into a notional principal contract (a “Cap Contract”).  The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate, except that the interest payments will be determined without regard to any payments made with respect to the related yield maintenance agreement. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences – Taxation of Owners of REMIC Regular Certificates,” in the Prospectus.  In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “— Cap Contract Component” below.   Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Component Certificates.

This discussion assumes that the rights of the holders of the Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons.  Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components — the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

The Cap Contract Component

The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

Any payments to a beneficial owner of a Component Certificate with respect to the Cap Contract will be treated as periodic payments on an interest rate cap contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Original Issue Discount

Each class of Principal Only Certificates will be treated as issued with original issue discount equal, in the case of each class, to the excess of all payments on such class over the issue price of such class.  Although the tax treatment is not entirely certain, the trust administrator will also account for each class of offered certificates that are Interest Only Certificates as if they were issued with original issue discount equal, in the case of each class, to the excess of all expected payments on such class over the issue price of such class.  Although unclear, a holder of any such Interest Only Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the mortgage loans.  The other classes of offered certificates, depending on their issue price, may be issued with original issue discount.  See the term sheet for the prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner of a certificate, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate.

In certain circumstances, the OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that the beneficial owner of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium” in the prospectus.

Status of the Offered Certificates

The offered certificates (other than the Cap Contract component of a Component Certificate) will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from an offered certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence.  The Cap Contract component of the Component Certificate will not qualify for the special treatment provided by the foregoing sections of the Code.

The Residual Certificates

Purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus.  For information reporting purposes, all the regular interests in a lower-tier REMIC will be aggregated and treated as a single debt instrument for OID purposes, because they will be issued to a single holder in a single transaction.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC” in the prospectus.  In addition, prospective holders of the Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a “noneconomic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential residual interest.” See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “—Excess Inclusions” and “—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” in the prospectus.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the class or classes of REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each REMIC Certificate corresponding to that class of Exchangeable Certificates.  Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC Certificate underlying that Exchangeable Certificate as described under “— General” above.  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC Certificates other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC Certificates in proportion to their relative fair market values at the time of acquisition.  When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies.  Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC Certificates, those REMIC Certificates could be treated as a single debt instrument for OID purposes.  In addition, if the two or more REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple REMIC certificates underlying the Exchangeable Certificate, (ii) sell one of those REMIC Certificates and (iii) retain one or more of the remaining related REMIC Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code.  Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC Certificates sold and the related REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction.  The beneficial owner then must recognize gain or loss relating to the REMIC Certificates sold using its basis allocable to those REMIC Certificates.  Also, the beneficial owner then must treat the REMIC Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC Certificates.  Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC Certificates retained based on the beneficial owner’s basis in those REMIC Certificates.

As a result, when compared to treating each REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate.  Moreover, if Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trust Administrator.  Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trust Administrator’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the Trust Administrator will treat each REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes.  Prospective investors should note that, if the two or more REMIC Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC Certificates underlying the Exchangeable Certificates should be aggregated for OID purposes.

If a beneficial owner of one or more REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this Prospectus Supplement, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related REMIC Certificates that it owned immediately prior to the exchange.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of an underwriting agreement, Credit Suisse Securities (USA) LLC, an affiliate of the depositor and DLJ Mortgage Capital, has agreed to purchase, and the depositor has agreed to sell, the offered certificates.  It is expected that delivery of the offered certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC against payment therefor in immediately available funds.  It is expected that the Residual Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

The underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

The underwriting agreement will provide that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent.  In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation.  The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the base prospectus under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding class principal balance of the offered certificates.  There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis.  The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by McKee Nelson LLP, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, the depositor or the issuing entity.

RATINGS

The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled.  The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans.  The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.  The ratings on the Interest Only Certificates, including the Class X Certificates, do not address whether investors will recover their initial investment.  The ratings assigned to the Class AR and Class AR-L Certificates address only the return of the Class Principal Balances of the Class AR and Class AR-L and interest on such Class Principal Balance at the Class AR and Class AR-L Certificates’ respective pass-through rates.  The ratings on the YMA Certificates do not address the likelihood of payments made pursuant to the related yield maintenance agreement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

LEGAL INVESTMENT

When issued, the offered certificates rated in one of the two highest rating categories by at least by at least one nationally recognized statistical organization will constitute “mortgage related securities” for purposes of SMMEA so long as they continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ACCOUNTING CONSIDERATIONS

   Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

ERISA CONSIDERATIONS

Any plan fiduciary that proposes to cause an employee benefit plan or other retirement arrangement subject to the Employment Retirement Investment Security Act of 1974, as amended (“ERISA”) and/or to Section 4975 of the Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan’s acquisition and ownership of those Certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to an employee benefit plan or other retirement arrangement subject to ERISA and/or to Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this term sheet supplement, the related prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.  A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  If the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by plans of the offered certificates, other than the Residual Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

The rating of a security may change.  If a class of certificates such as the subordinate offered certificates is no longer rated at least BBB- or Baa3, the certificates of that class will no longer be eligible for relief under the Exemption (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

When the holder of the REMIC Certificates in any REMIC Combination exchanges all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates, the Exchangeable Certificates received will be eligible for relief under the Exemption to the same extent as the REMIC Certificates exchanged, provided that the rating of the Exchangeable Certificates from one Rating Agency is at least investment grade. If such rating is below investment grade, the Exchangeable Certificates may acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60.

In addition, because the characteristics of the Residual Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Residual Certificates by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties.  Consequently, transfers of the Residual Certificates and any offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trustee unless the trustee receives one of the following:

·

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of a plan or arrangement nor using the assets of a plan or arrangement to effect that transfer;

·

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of those ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a plan, any person acting on behalf of a plan or using plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the depositor, the trustee, the trust administrator, the master servicer, the special servicer or any servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using that plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates (other than the Class AR and Class AR-L Certificates) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trust administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the trust administrator or the U.S. withholding agent receives a statement—

(a)

from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)

is signed by the beneficial owner under penalties of perjury,

(ii)

certifies that such beneficial owner is not a United States person, and

(iii)

provides the name and address of the beneficial owner, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the beneficial owner, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

II.

the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trust administrator or the U.S. withholding agent;

III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trust administrator or the U.S. withholding agent; or

IV.

the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trust administrator or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.  For example, additional rules may apply in the case of beneficial owners holding certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.